Exhibit 1.2

ARTICLES OF ASSOCIATION

OF

HDFC BANK LIMITED

COMPANY LIMITED BY SHARES

TABLE A NOT TO APPLY

1)	The regulations contained in Table A, in the First Schedule to the Companies Act, 1956, shall not apply to the Company, but the regulations for the management of the Company and for the observance of the Members thereof and their representatives, shall, subject to any exercise of the statutory powers of the Company with reference to the repeal or alterations of, or addition to its regulations by Special Resolution, as prescribed by the said Companies Act, 1956, be such as are contained in these Articles.		Table A not to apply

DEFINITIONS

2)	In these Articles unless there be something in the subject or context inconsistent therewith :-		Interpretation

	(i)	The marginal notes hereto shall not affect the construction hereof.

	(ii)	The “Act” means “The Companies Act, 1956” and includes any statutory modification or re-enactment thereof for the time being in force.

	(iii)	The Banking Regulation Act, 1949 would include statutory modifications or reenactment thereof for the time being in force.

	(iv)	“Board”, “Board of Directors” or “The Director” means a meeting of the Directors duly called and constituted or as the case may be, the Directors assembled at a Board or the Directors of the Company collectively or the requisite number of Directors entitled to pass a resolution by circulation.

	(v)	“The Company” or “This Company” means HDFC BANK LIMITED.

	(vi)	“HDFC” means HOUSING DEVELOPMENT FINANCE CORPORATION LIMITED, a public Company incorporated under the Act.

	(vii)	“Member” means the duly registered holder, from time to time, of the shares of the Company and includes the subscribers to the Memorandum of Association but does not include a bearer of a share warrant.

	(viii)	“Office” means the Registered Office for the time being of the Company.

	(ix)	“These presents” means these Articles of Association as originally framed or as altered from time to time by Special Resolution.

	(x)	“Proxy” means an instrument whereby any person is authorised to vote for a member at a general meeting on a poll.

	(xi)	“The Register” means the Register of Members to be kept pursuant to the Act.

	(xii)	“Seal” means the Common Seal for the time being of the Company.

	(xiii)	“Special Resolution” and “Ordinary Resolution” shall have the meanings assigned thereto respectively by Section 189 of the Act.

	(xiv)	“In writing” or “written” include words printed, lithographed, typewritten, represented or reproduction in any mode in visible form.

	(xv)	Words importing the masculine gender also include the feminine gender and words importing the singular number include where the context admits or requires the plural number and vice versa. Words importing persons shall include the Central or State Government, Corporations, Corporate Bodies, Firms, individuals, societies and other bodies whether incorporated or not. Subject as aforesaid, any words or expressions defined in the Act except where it is repugnant to the subject or context shall bear the same meaning in these Articles.

Copies of Memorandum and Articles of Assn. to be given to members.	3)	Copies of the Memorandum and Articles of Association of the Company shall be furnished by the Company to every Member at his request, within the period and on payment of such sum as may be prescribed by the Act.

	CAPITAL

Capital	4)	The Authorised Capital of the Company will be as stated in Clause V of the Memorandum of Association from time to time with power to increase or reduce the said Capital and to issue any part of its Capital original or increased with or without any priority or special privilege subject to the restrictions, if any, under the Banking Regulation Act, 1949 or subject to any postponement of rights or to any conditions or restrictions so that unless the conditions of issue otherwise prescribe such issue shall be subject to the provisions herein contained. (This article has been inserted vide special resolution passed at the Extra-ordinary General Meeting held on 27th March, 2008)

Power to increase capital	5)	The Company in General Meeting may, from time to time, increase the capital by the creation of new shares of such amount as may be deemed expedient.

Conditions regarding issue of new shares	6)	Subject to the provisions of Section 86 of the Act, the new shares shall be issued upon such terms and conditions and with such rights and privileges as the Company in General Meeting shall prescribe, and in particular, such shares may be issued, subject to the Banking Regulation Act, 1949, with a special or qualified right to dividend and in the distribution of assets of the Company.

New shares to rank pari passu with shares in existing capital	7)	Except in so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new shares shall be considered as part of the existing capital, and shall be subject to the provisions herein contained with reference to the payment of calls and instalments, forfeiture, lien, surrender, transfer and transmission, voting and otherwise.

Reduction of capital	8)	Subject to the provisions of Sections 100 to 105 of the Act and to confirmation by the Court the Company may by Special Resolution, reduce its Share Capital and / or any Capital Redemption Reserve Account and / or the Share Premium Account in any manner and with, and subject to, any incident authorized and consent required by law.

Subdivision and consolidation of capital	9)	The Company in General Meeting may by Ordinary Resolution :-

		(i) consolidate and divide all or any of its Share Capital into shares of larger amount than its existing shares;

		(ii) convert all or any of its fully paid-up shares into stock and reconvert that stock into fully paid-up shares of any denomination.

		(iii) sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum, so however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

		(iv) cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its Share Capital by the amount of the shares so cancelled.

Class Rights	MODIFICATION OF CLASS RIGHTS

	10)	If at any time the Share Capital by any reason is divided into different classes of shares, all or any of the rights and privileges attached to each class will be effective and binding after approvals, if any, under the Banking Regulation Act, 1949 and may, subject to the provisions of Sections 106 and 107 of the Act, and whether or not the Company it being wound up, be varied, modified, abrogated or dealt with, with the consent in writing of the holders of not less than three-fourths of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holder of the issue shares of that class and all the provisions contained in the Articles as to General Meetings (including the provisions relating to quorum at such meetings) shall mutates mutandis apply to every such meeting. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly prohibited by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

SHARES

	11)	The shares in the capital shall be numbered progressively accordingly to their several denominations, and except in the manner hereinbefore mentioned, no share shall be subdivided.		Shares to be numbered progressively and no shares to be subdivided

	12)	(1)	When at any time subsequent to the first allotment of shares in the Company it is proposed to increase the subscribed capital of the Company by the issue of new shares, then subject to any directions to the contrary which may be given by the Company in General Meeting and subject only to those directions, such new shares shall be offered to the persons who at the date of the offer are holders of the equity shares in the Company, in proportion, as nearly as circumstances admit, to the capital paid-up on those shares at that date; and such offer shall be made by a notice specifying the number of shares offered and limiting a time, not being less than 15 days from the date of the offer, within which the offer, if not accepted, will be deemed to have been declined. The offer aforesaid shall be deemed to include a right exercisable by the person concerned to renounce the shares offered to him or any of them in favour of any other person and the notice referred to hereinabove shall contained a statement of this right. After the expiry of the time specified in the notice aforesaid or on receipt of earlier intimation from the person to whom such notice is given that he declines to accept the shares offered, the Board of Directors may dispose of them in such manner as they think most beneficial to the Company.

		(2)	Notwithstanding anything herein contained, the new shares aforesaid may be offered to any persons, whether or not those persons include the persons who, at the date of the offer, are holders of the equity shares of the Company, in any manner whatsoever :-

(a) if a special Resolution to that effect is passed by the Company in General Meeting; or

(b) where no such Special Resolution is passed, if the votes cast (whether on a show of hands or on a poll, as the case may be) in favour of the proposal contained in the Resolution moved at the General Meeting sanctioning the issue of such shares (including the casting vote, if any of the Chairman) by members who being entitled so to do, vote in person, or where proxies are allowed, by proxy, exceed the votes, if any, cast against the proposal by members so entitled and voting and the Central Government is satisfied on an application made by the Board of Directors in that behalf that the proposal is most beneficial to the Company.

		(3)	Nothing in this Article shall apply to the increase of the subscribed capital of the Company caused by the exercise of an option attached to the debentures issued or loans raised by the Company.	New shares to be offered to existing members

		(i) to convert such debentures or loans into shares of the Company, or

		(ii) to subscribe for shares in the Company; PROVIDED that the terms of issue of such debentures or the terms of such loans include a term providing for such option and such term :

		(a) either has been approved by the Central Government before the issue of the debentures or the raising of the loans, or is in conformity with the rules, if any, made by that Government in this behalf ; and

Power to issue shares at a premium or discount		(b) in the case of debentures or loans other than debentures issued to, or loans obtained from the Government or any institution specified by the Central Government in this behalf, has also been approved by a Special Resolution passed by the Company in General Meeting before the issue of the debentures or the raising of the loans.

Shares under the control of the Director	13)	The Company in General Meeting may determine that any shares (whether forming part of the original capital or of any increased capital of the Company) shall be offered to such persons (whether members or not) in such proporation and on such terms and conditions and (subject to compliance with the provisions of Section 78 and 79 of the Act) either at a premium or at par or at discount, as such General Meeting shall determine and with full power to give any person (whether a member or not) the option to call for or be allotted shares of any class of the Company either at a premium or at par or at discount (subject to compliance with the provisions of Section 78 and 79 of the Act), such option being exercisable at such times and for such consideration as may be directed by such General Meeting;’ or the Company in General Meeting; may make any other provision whatsoever for the issue, allotment or disposal of any shares.

Acceptance of Shares	14)	Subject to the provisions of the Act and these Articles, the shares in the capital of the Company for the time being (including any shares forming a part of any increased capital of the Company) shall be under the control of the Directors who may issue, allot or otherwise dispose of the same or any of them to such persons, in such proportion and on such terms and conditions and either at a premium or at par or (subject to compliance with the provisions of Section 79 of the Act) at a discount and at such times as they may from time to time think fit and proper, and with full power with the sanction of the Company in General Meeting, to give to any person the option to call for or be allotted shares of any class of the Company either at par or at premium or subject to as aforesaid, at discount, such option being exercisable at such time and for such consideration as the Directors think fit.

	15)	Any application signed by the applicant for shares in the Company, followed by an allotment of any share therein, shall an acceptance of the shares by him within the meaning of these Articles; and every person who thus or otherwise accepts any shares and whose name is on the Register shall, for the purposes of the Act and these Articles, be a Member of the Company.

Deposit and call etc to be a debt payable immediately	16)	The money (if any) which the Board of Directors shall, on the allotment of any shares being made by them, require or direct to be paidby way of deposit, call or otherwise in respect of any shares allotted by them shall immediately on the inscription of the name of the allottee in the Register at the holder of such shares, become a debt due to and recoverable by the Company from the allottee thereof, and shall be paid by them accordingly.

Liability of Members	17)	Every member or his heirs, executors or administrators shall pay to the Company the portion of the capital represented by his share or shares which may, for the time being remain unpaid thereof, in such amounts, at such time or times and in such manner as the Board of Directors shall from time to time, in accordance with these Articles, require or fix for the payment thereof.

	18)	The Company shall cause to be kept a Register of Members, an Index of Members, a Register of Debentureholders and an Index of Debentureholders in accordance with Sections 150, 151, 152 and 158 of the Act. The Company may exercise the powers conferred on it by Sections 157 and 158 with regard to the keeping of a Foreign Register; and the Board may (subject to the provisions of those sections) make and vary such regulations as it may think fit in respect of keeping of any such Register.

19)	The Register of Members, the Index of Members, the Register and Index of Debentureholders and copies of all Annual Returns prepared under Section 159 of the Act together with the copies of certificates and documents required to be annexed thereto under Section 161 of the Act shall, except when the Register of Members or Debentureholders is closed under the provisions of the Act or these presents, be open to inspection, on any working day between 11.00 am to 1.00 p.m. or such other time as the Board may determine, form time to time, for any Member or Debentureholder without any charges and to inspection of any other person on payment of such sum as may be prescribed by the Act. Any such Member, Debentureholder or other person may take extracts thereform without fee or additional fee as the case may be or require a copy of such register, index or copy or of any part thereof on payment of such sum as may be prescribed by the Act. The Directors may at their discretion reduce or waive the sums payable for each inspection or extract.

20)	Save as herein otherwise provided, the Company shall be entitled to treat the person whose name appears on the Register of Members as the holder of any share as the absolute owner thereof and accordingly shall not (except as ordered by a Court of competent jurisdiction or as by law required) be bound to recognize any benami trust or equity or equitable, contingent or other claim to or interest in such share on the part of any other person whether or not it shall have express or implied notice thereof.	Certificates of shares

SHARE CERTIFICATES

21)	The certificates of title to shares shall be issued under the Common Seal of the Company which shall be affixed in the presence of and shall be signed by :

(i) two Directors or persons acting on behalf of the Directors under a duly registered Power of Attorney, and

	(ii) the Secretary or some other person appointed by the Board for the purpose; provided that atleast one of the aforesaid two Directors shall be a person other than a Managing or Wholetime Director. A Director may sign a share certificate by affixing his signature thereon by means of any machine, equipment or other mechanical means such as engraving in metal or lithography. PROVIDED ALWAYS that notwithstanding anything contained in this article the certificates of title to shares may be executed and issued in accordance with such other provisions of the Act or the Rules made thereunder as may be in force for the time being and from time to time.	Members right to certificates

22)	Every member or allottee of shares shall be entitled, without payment, to receive one Certificate for all the shares of each class or denomination registered in his name or, if the Directors may from to time determine, to several such Certificates each for one or more such shares.

23)	Share certificates shall be generally issued in marketable lots and where share certificates are issued in lots other than marketable lots, subdivision consolidation of share certificates into marketable lots shall be done by the Company free of charge.	Fractional Certificates

24)	The company may issue such fractional certificates as the Board of Directors may approve in respect of any of the shares of the Company on such terms as the Board of Directors think fit including the tern relating to the period within which the fractional certificates are to be converted into share certificates.	Contents of Share

	25)	Every certificate shall specify the name of the person in whose favour it is issued, and shares to which it relates and the amount paid up thereon. Every share shall be distinguished by its appropriate number.	Certificate Time for Delivery of

Share Certificates	26)	Unless the conditions of issue of the shares otherwise provide, such certificates shall be delivered to the shareholders, within three months after the allotment of any shares, and within one month after the application for the registration of the transfer of any such shares has been lodged with the Company. This Article has been amended vide special resolution passed at 2nd Annual General Meeting held on 14th August, 1996.

Replacement of Certificate	27)	(a) No certificate of any share or shares shall be issued either in exchange for those which are sub-divide or consolidated or in replacement of those which are defaced, torn, old decrepit , worn out or where the pages on the reverse for recording transfers have been duly utilized, unless the certificate in lieu of which it is issued is surrendered to the Company.

		(b) Duplicate share certificates shall be issued in lieu of those that are lost or destroyed with the prior consent of the Board or such authority as the Board may direct and on such reasonable terms, if any, as to evidence and indemnity the payment of out-of pocket expenses incurred by the Company in investigating evidence, as the Board may think fit.

The first named of joint holders deemed sole holder		The Company shall in all respects comply with the provisions of the Companies (Issue of Share Certificates) Rules, 1960 or any modifications thereof for the time being in force and from time to time.

Certificate to be delivered to first named of joint holder	28)	If any share stands in the names of two or more persons, the person first named in the Register shall, as regards receipt of dividends, or cash bonus, or service of notice, or any other matter connected with the Company except voting at meetings and transfer of the shares, be deemed the sole holder thereof, but the joint holders of a share shall be severally as well as jointly liable for the repayment of all instalments or calls and other payments due in respect of such shares.

Trust not recognised	29)	The certificates of shares registered in the names of two or more persons shall be delivered to the person first named in the Register.

Notice of change of name or of marriage of member	30)	Save as herein or in the Act otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly, shall not except as ordered by a Court of competent jurisdiction, or by statue, or the Act, be bound to recognize any equitable, beneficial or other claim to or interest in such share on the part of any other person.

Funds of Company may not be applied for purchase of shares in the Company	31)	No member, who shall change his name, or who being a female shall marry, shall be entitled to receive any dividend or to vote in the name other than the one registered with the Company, until notice of the change of name or of marriage as the case may be is given to the Company in order that the same be registered after production of satisfactory evidence.

	32)	Save as otherwise provided by Section 77 of the Act, none of the funds of the Company shall be applied for the purchase of any share in the Company.

Commission may be paid	UNDERWRITING AND BROKERAGE

Calls	33)	The Company may at any time pay a commission to any person for subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares, debentures or other securities of the Company or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares, debentures or other securities of the Company but so that if the commission in respect of the shares, debentures or other securities shall be paid or payable out of capital, the statutory conditions and requirements shall be observed and complied with and the amount or rate of commission shall not exceed the rates prescribed by the Act and the Banking Regulation Act, 1949. The commission may be paid or satisfied in cash or in shares, debentures or other securities of the Company or partly in one way and partly in the other. The Company may also, on any issue of Shares, Debentures or other securities pay such brokerage as may be lawful.

CALLS

34)	The Board of Directors may from time to time by a Resolution passed at a meeting of the Board make such calls as they think fit upon the members in respect of all moneys unpaid on the shares held by them respectively and not by the conditions of all allotment thereof made payable at fixed times and each member shall pay the amount of every call so made on him to the persons and at the time and place appointed by the Board of Directors. A call may be made payable by instalments. A call may be revoked or postponed at the discretion of the Board.		Calls to date from resolution

35)	A call shall be deemed to have been made at the time when the Resolution of the Directors authorised such call was passed and may payable by Members on such date or at the discretion of the Directors on such subsequent date as shall be fixed by the Directors.

36)	(a)	Not less than 14 days’ notice of every call shall be given specifying the time and place of payment provide that before the time for payment of such call the Directors may by notice in writing to the Members revoke or postpone the same.

	(b)	The Directors may from time to time, at their discretion extend the time fixed for the payment of any call by such Member(s) for such cause as the Directors may deem fit, but no Member shall be entitled to such extension save as a matter of grace and favour.

	(c)	If by the terms of issue of any share or otherwise any amount is made payable at any fixed time or by instalments at fixed times, whether on account of the amount of the share or by way of premium every such amount or instalment shall be payable as if it were a call duly made by the Directors and of which due notice has been given and all the provisions herein contained in respect of calls shall relate to such amount or instalment accordingly.

	(d)	If the sum payable in respect of any call or instalment be not paid on or before the day appointed for payment thereof the holder for the time being or allottee of the share in respect of which a call shall have been made or the instalment shall be due shall pay interest on the same at such rate as the Directors shall fix from time to time from the last day appointed for the payment thereof to the date of actual payment, but the Directors may in their absolute discretion waive payment of such interest wholly or in part.	Payment in anticipation of calls may carry interest

	(e)	No member shall be entitled to receive any dividend or to exercise any privilege as a Member until he shall have paid all calls for the time being due and payable on every share held by him whether alone or jointly with any person, together with interest and expenses, if any.	If money payable on share not paid, notice to be given to member

37)	Subject to the provisions of Section 58A of the Act and Rules made thereunder, the Board of Directors may, if it thinks fit, agree to and receive from any member willing to advance the same, all or any part of the amounts of their respective shares beyond the sum actually called up; and upon the moneys so paid in advance or upon so much thereof from time to time and at any time thereafter, as exceeds the amount of the calls then made and due in respect of the shares on account of which such advances are made, the Board of Directors may pay or allow interest, at such rate as the member paying the sum in advance and the Board of Directors agree upon. The Board of Directors may at their absolute discretion repay at any time any amount so advanced. Provided that moneys paid in advance of calls shall not in respect thereof confer a right to dividend or to participate in the profits of the Company.

	FORFEITURE AND LIEN

	38)	If any member fails to pay any call or instalment of a call on or before the day appointed for the payment of the same or any such extension thereof as aforesaid, the Board of Directors may, at any time thereafter while the call or instalment remains unpaid, give notice to him requiring him to pay the same together with any interest that may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.	Terms of Notice

In default of payment shares to be forfeited	39)	The notice shall name a day (not being less than fourteen days from the date of the notice) and a place or places, on and at which such call or instalment and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment on or before the time and at the place appointed, the shares in respect of which the call was made or instalment is payable, will be liable to be forfeiture.

Notice of forfeiture to a member	40)	If the requirements of any such shares notice as aforesaid are not complied with, any shares in respect of which such notice has been given may, at any time thereafter and before payment of all calls or instalments, interest and expenses due in respect thereof be forfeited by a resolution of the Board of Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forefeited shares and not actually paid before the forfeiture.

	41)	When any share shall have been so forefeited notice of the forfeiture shall be given to the member in whose name it stood immediately prior to the forfeiture and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register.

Power to annul forfeiture	42)	Any share so forefeited, shall be deemed to be the property of the Company, and may be sold, re-allotted or otherwise disposed of, either to the original holder thereof or to any other person, upon such terms and in such manner as the Board of Directors may think fit.

Member liable to pay money owing at time of forfeiture and interest	43)	The Board of Directors may, at any time before any share so forfeited shall have been sold, realloted or otherwise disposed of, annul the forfeiture thereof upon such conditions as it thinks fit.

Effect of forfeiture	44)	Any Member whose shares have been forfeited shall, notwithstanding the forefeiture, be liable to pay and shall forthwith pay to the Company, on demand, all calls, instalments, interest, expenses and other moneys owing upon or in respect of such shares at the time of the forfeiture together with further interest thereon from the time of the forfeiture until payment at such rate as the Directors may determine and the Directors may enforce the payment of the whole or a portion thereof if they think fit but shall not be under any obligation to do so.

Company’s lien on shares	45)	The forfeiture of a share shall involve extinction, at the time of the forfeiture, of all interest in and all claims and demands against the Company, in respect of the share and all other rights incidental to the share, except only such of those rights as by these presents are expressly saved.

Enforcement of lien by sale	46)	The Company shall have no lien on its fully paid-up shares. In the case of partly paid-up shares, the Company shall have a lien only to the extent of all moneys called or payable at a fixed time in respect of such shares. Otherwise such partly paid-up shares shall be free from any lien of the Company. Any lien on shares shall extend to all dividends from time to time declared in respect of such shares, Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the Company’s lien, if any, on such shares. The Board of Directors may at any time declare any shares to be wholly or in part exempt from the provisions of this clause.

Application of proceeds of sale	47)	For the purpose of enforcing such lien, the Board of Directors may sell the shares subject thereto in such manner as they shall think fit, but no sale shall be made unless a sum in respect of which the lien exists is presently payable and until notice in writing of the intention to sell, shall have been served on such member, or the person (if any) entitled by transmission to the shares and default shall have been made by him in payment of the sum payable as aforesaid for fourteen days after such notice.	and 47

Validity of sale under Articles 42	48.	The net proceeds of any such sale after payment of the costs of such sale shall be applied in or towards satisfaction of all moneys called and payable in respect of such shares and the residue (if any) paid to such member or the person (if any) entitled by transmission to the shares so sold. Provided that the amount so paid to such member or person shall not exceed the amount received by the Company form such Member or person towards such shares.

	49.	Upon any sale after forfeiture or enforcing a lien in purported exercise of the powers hereinbefore given the Board of Directors may appoint some person to execute an instrument of transfer of the shares so sold and cause the purchaser’s name to be entered in the Register in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money and after his name has been entered in the Register in respect of such shares, the validity of the sale shall not be impeached by any person and the remedy (if any of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

	50)	Neither a judgement nor a decree in favour of the Company for calls or other moneys due in respect of any shares nor any part payment or satisfaction thereunder nor the receipt by the Company of a portion of any money which shall from time to time be due from any Member in respect of any shares either by way of principal or interest nor any indulgence granted by the Company in respect of payment of any money shall preclude the forfeiture of such shares as herein provided.	Application of forfeiture

	51)	A certificate in writing under the hand of any Director or the Secretary or such other person as may be authorised, from time to time that the call in respect of a share was made and that the forfeiture of the share was made by a Resolution of the Directors to that effect, shall be conclusive evidence of the fact stated therein as against all persons entitled to such share.	Execution and Registration of transfer etc

	52)	The provisions of the Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of the issue of a share becomes payable at a fixed time, whether on account of the amount of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.	Form of transfer

TRANSFER AND TRANSMISSION OF SHARES

	53)	No transfer shall be registered unless a proper instrument of transfer has been delivered to the Company. Every such instrument of transfer shall be duly stamped and executed both by the transferor and transferee and duly attested. The transferor shall be deemed to remain as the holder of such share until the name of the transferee shall have been entered in the Register in respect thereof.

	54)	The instrument of transfer of any share shall be in the prescribed form and in accordance with the requirements of Section 108 of the Act. Provided that where on an application in writing made to the Company by the transferee and bearing the stamp required for an instrument of transfer, it is proved to the satisfaction of the Board of Directors that the instrument of transfer signed by or on behalf of the transferor and by or on behalf of the transferee has been lost, the Company may register the trsnsfer on such terms as to imdemnity as the Board may think fit.	Directors’ right to decline to register transfer

	55)	Notwithstanding anything contained herein, but subject to the provisions os Section 111 of the Act and subject to the provisions of the Securities Contracts (Regulation) Act, 1956 and the Rules and Regulations made thereunder and other applicable laws, the Directors may at their absolute and uncontrolled discretion decline to register or acknowledge any transfer of shares and shall not be bound to give any reason for such refusal and in particular may so decline in respect of the shares upon which the Company has a lien or whilst any monies in respect of the shares desired to be transferred or any of them remain unpaid and such refusal shall not be affected by the fact that the proposed transferee is already a Member. Provided that registration of any transfer shall not be refused on the ground of the transferor being either alone or jointly with any other person or persons indebted to the Company on any account whatsoever. (Article 55(b) and Article 55(c) deleted and Article 55(a) renumbered as Articles 55 vide special resolution passed at the Extraordinary General Meeting held on October 24, 1994). 55 (A) No person / group of persons shall acquire any shares of the Company which would take his/her/its holding to a level of 5% or more (or any such percentage imposed by Reserve Bank of India from time to time) of the total issued capital of the Company unless prior approval of the Reserve Bank of India has been obtained by such person / group of persons. (This article has been inserted vide special resolution passed at the Annual General Meeting held 1st June, 2001)

Transfer to be presented with evidence of title	56)	If the Board of Directors refuse to register a transfer of any shares, they shall, within one month from the data on which the transfer was lodged with the Company, send to the transferee and the transferor notice of the refusal. This Article has been amended vide special resolution passed at 2nd Annual General Meeting held on 14th August, 1996.

	57)	Subject to the provisions of the Act and other applicable laws, the Directors may at their absolute discretion approve a minor, an insolvent or a person of unsound mind becoming a Member of the Company on such terms as the Directors may stipulate.

No fee on transfer transmission etc Transfer Books when closed	58)	Every instrument of transfer shall be presented to the Company duly stamped for registration accompanied by the certificate or certificates of the shares to be transferred and such other evidence as the Board of Directors may require to prove the title of the transferor, his right to transfer the shares and generally under and subject to such condition and regulation as the Board of Directors shall from time to time prescribe; and every registered instrument of transfer shall remain in the custody of the Company until destroyed by order of the Board of Directors. But may instrument of transfer which the Board of Directors may decline to register shall be returned to the person lodging the same.

	59)	No fee shall be charged for registration of transfer or for effecting transmission or for registering any probates, letters of administration and other similar documents.

Share of deceased member	60)	The Board of Directors shall have power on giving not less than twenty one days previous notice by advertisement in some newspaper circulating in the district in which the Company’s Registered Office is situated, to close the transfer books, the Register of Members and/or the Register of Debenture holders at such time or times and for such period or periods, not exceeding thirty days at a time and not exceeding in the aggregate forty-five days in each year, as the Board may deem expedient.

Registration of person entitled to shares otherwise than by transfer (transmission clause)	61)	The executors or administrators of a deceased member shall be the only persons recognised by the Company as having any title to his share except in cases of joint holders, in which case the surviving holder or holders or the executors or administrators of the last surviving holders shall be the only persons entitled to be so recognised; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by him. The Company shall not be bound to recognise such executor or administrator, unless he shall have obtained probate or letters of administration or other legal representation, as the case may be, from a competent court in India. Provided nevertheless that in case, which the Board in its discretion considers to be special cases and in such cases only, it shall be lawful for the Board to dispense with the production of probates or letters of administration or such other legal representations upon such terms as to indemnity, publication of notice or otherwise as the Board may deem fit.

Board may require evidence of transmission	62)	Any person becoming entitled to shares in consequence of the death, lunacy bankruptcy or insolvency of any member or by any lawful means other than by a transfer in accordance with these presents, may , with the consent of the Board (which the Board shall not be under any obligation to give), upon producing such evidence that he sustains the character in respect of which he proposes to act under the Article, or of his title, as the Board of Directors think sufficient, be registered as a member in respect of such shares, or may, subject to the regulations as to transfer hereinabove contained, transfer such shares. This clause is hereinafter referred to as “ the transmission clause”.	Company not liable for disreged of notice prohibiting registration of a transfer

63)	Every transmission of a share shall be verified in such manner as the Directors may require and the Company may refuse to register any such transmission until the same be so verified or until or unless an indemnity be given to the Company with regard to such registration which the Directors at their discretion shall consider sufficient, provided nevertheless that there shall not be any obligation of the Company or the Directors to accept any indemnity.

64)	The Company shall incur no liability or responsibility whatever in consequence of its registering or giving any effect to any transfer of shares, made or purporting to be made by any apparent legal owner thereof (as shown or appearing in the Register) to the prejudice of a person having or claiming any equitable right, title or interest to or in the said shares not withstanding that the Company may have had notice of such equitable right, title or interest, or notice prohibiting registration of such transfer and may have entered such notice referred hereto in any book or record of the Company, and the Company shall not be bound or required to regard or to attend or give effect to any notice which may be given to it of any equitable right, title or interest, or be under any liability whatsoever for refusing or neglecting so to do, notwithstanding that the notice may have been entered in or referred to in some book or record of the Company, but the Company shall nevertheless, be at liberty to regard and attend to any such notice, and give effect thereto if the Board of Directors shall so think fit.	Transfer of Debentures

65)	The Board may in its absolute discretion refuse applications for the sub-division of share certificates, debenture or bond certificates into denominations of less than the marketable lot except when such sub-divisions is required to be made to comply with a statutory provision or an order of a competent court of law.

66)	The provisions of these articles shall mutatis mutandis apply to the transfer of debentures and other securities of the Company or transmission thereof by operation of law.

CONVERSION OF SHARES INTO STOCK

67)	The Company may, be ordinary resolution :-

(a) convert any paid-up shares into stock; and

(ii) reconvert any stock into paid-up shares of any denomination.

		b)	The holders of stock may transfer the same or any part thereof in the same manner as, and subject to the same regulations under which, the shares from which the stock arose might before the conversion have been transferred, or as near thereto as circumstances admit; Provided that the Board may, from time to time, fix the minimum amount of stock transferable, so however, that such minimum shall not exceed the nominal amount of the shares for which the stock arose.

		c)	The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company, and other matters, as if they held the shares form which the stock arose; but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding-up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

		d)	Such of the Regulations of the Company (other than those relating to share warrants), as are applicable to paid-up shares shall apply to stock and the words, “share” and “shareholder” in those regulations shall include “stock” and “stockholder” respectively.

JOINT HOLDERS

	68)	(a)	Where two or more persons are registered as the holders of any shares they shall be deemed to hold the same as joint tenants with benefits of survivorship.

		(b)	The Company shall be entitled to decline to register more than 3 persons as the joint holders of any share.

		(c)	The joint holders of any share shall be liable severally as well as jointly for and in respect of all calls and other payments which ought to be made in respect of such share.

Power to Borrow		(d)	On the death of any such joint holders the survivor or survivors shall be the only person or persons recognised by the Company as having any title to the share but the Directors may require such evidence of death as they may deem fit and nothing therein contained shall be taken to release the estate of a deceased joint holder from any liability on shares held by him jointly with any other person.

		(e)	Any one of such joint holders may give effectual receipts for any dividends or other moneys payable in respect of such shares.

		(f)	Only the person whose name stands first in the Register of Members as one of the joint holders of any share shall be entitled to delivery of the certificate relating to such share or to receive notice (which expression shall be deemed to include all documents

BORROWING POWERS

	69.	The Directors may, from time to time, by a resolution passed at a meeting of the Board and not by circulation, borrow moneys for the purpose of the Company. Provided that the Directors shall not borrow moneys except with the approval of the Company in General Meeting, where moneys to be borrowed together with the money already borrowed by the Company, apart from temporary loans obtained in its ordinary course of business and except as otherwise provided hereafter, shall exceed the aggregate of the paid-up capital of the Company and its free reserves, that is to say, reserves not set apart for any specific purpose. Provided that:-

		(i)	nothing contained hereinabove shall apply to any sums of moneys borrowed by the Company from any other banking companies or from the Reserve Bank, State Bank of India or any other banks established by or under any law for the time being in force; and

		(ii)	acceptance by the Company in the ordinary course of business of deposits of money shall not be deemed to be borrowing of moneys by the Company for the purpose aforesaid.

Terms of issue of debentures		(iii)	the expression “temporary loans” means loans repayable within six months from the date of the loan.

	70.	Subject to the provisions of the Act and the Banking Regulation Act, 1949, and these Articles the Directors may raise and secure the payment of such sum or sums in such manner and upon such items and conditions in all respects as they think fit and in particular by the issue of bonds or redeemable debentures of debenture-stock, or any mortgage or charge or other security on the undertaking of the whole or any part of the property of the Company (both present and future). Provided however that the Company shall not create:

		(a)	Charge upon any unpaid capital of the Company;

71.	Any debenture stock or other securities may be issued at a discount, premium or otherwise and may be issued on condition that they shall be convertible into shares of any denomination, and with any privileges and conditions as to redemption, surrender, drawing, allotment of shares and attending general meeting of the Company and the right to appoint Directors and others. Debentures carrying the right of conversion into or allotment of shares may be issued to the Public Financial Institution, specified by the Central Government in the Rules framed pursuant to clause (a) of the proviso to sub-clause (3) of section 81 of the Act provided that the terms of issue of such debentures is in the said rules. Provided however that Debentures carrying the right of conversion into or allotment of shares shall not be issued to anyone except with the consent accorded by the Bank in General Meeting. This Article has been amended vide special resolution passed at 2nd Annual General Meeting held on 14th August, 1996.	Indemnity may be given

72.	Any bonds, debenture stock or other securities issued or to be issued by the Company shall be under the control of the Directors who may issue them upon such terms and conditions and in such manner and for such consideration as they shall consider to be for the benefit of the Company

73.	Debentures, debenture stock, bond or other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued .	Annual General Meetings

74.	If the Directors or any of them or any other person shall become personally liable for the payment of any sum primarily do from the Company, the Directors may execute or cause to be executed any mortgage, charge or security to secure the Directors or person so becoming liable a aforesaid from and loss incase of such liability. (Article 74 deleted vide special resolution passed at the Extraordinary General Meeting held on October 24, 1994)

75.	The Directors shall cause a proper register to be kept in accordance with the provisions of Section 143 of the Act of all mortgages and charges specifically affecting the property of the Company, and shall duly comply with requirements of the said Act in regard to registration of mortgages and charges and of copies of instruments creating charges. Such sum as may be prescribed by the Act shall be payable by any person other than a creditor or Member of the Company for each inspection of the Register of Charges.	Right to attend General Meetings

GENERAL MEETING		Reports, Statements and Registers to be laid on the table

76.	The Annual General Meeting shall be held in accordance with section 166 of the Act and shall be called for a time during business hours, on a day this is not a public holiday and shall be held either at the registered Office of the Company or at some other place within the city or town in which the Registered Office of the Company is situated as the Board of Directors may determine and the notice calling the meeting shall specify it as the Annual General Meeting.

77.	Every member of the Company shall be entitled to attend every General Meeting either in person or by proxy; and the Auditor of the Company shall have the right to attend and to be heard at any General Meeting on any part of the business which concerns him as Auditor.	Distinction between Ordinary & Extraordinary General Meeting

78.	At every Annual General Meeting of the Company there shall be laid on the table the Directors Reports and Audited Statement of Accounts, Auditors’ Report (if not already incorporated in the audited statement of accounts), the proxies lodged and the Register of Directors’ holdings maintained under Section 307 of the Act. The Auditors’ Report shall be read before the Company in General Meeting and shall be open to inspection by any member of the Company.	Who may call an Extraordinary General Meeting

79.	All General Meeting other than Annual General Meeting shall be called Extraordinary General meetings.	Calling of extraordinary General Meeting on requisition

80.	The Board may, whenever it thinks fit, call an Extraordinary General Meeting. If at any time there are not within India Directors capable of acting who are sufficient in number to form a quorum, any Director or any two members of the Company may call an Extraordinary General Meeting in the same manner as nearly as possible, as that in which such a meeting may be called by the Board at such time and place as it or they may determine.	Notice of Meeting

	81.	The Board of Directors of the Company shall on the requisition of such number of members of the Company as is specified in sub-section (4) of Section 169 of the Act, forthwith proceed duly to call an Extraordinary General Meeting of the Company, and in respect of any such requisition and of any meeting to be called pursuant thereto, all the other provisions of section 169 of the Act and of any statutory modification or reenactment thereof for the time being shall apply.

Contents of Notice	82.	A General Meeting of the Company may be called by giving not less than 21 days’ notice in writing. However, a General Meetings may be called after giving a shorter notice than 21 days, if consent is accorded thereto :-

(i) in the case of any Annual General Meeting, by all the members entitled to vote thereat; and

Special Business		(ii) in the case of any other meeting, by members of the Company holding not less than 95 percent of such part of the paid-up share capital of the Company as gives them a right to vote at that meeting.

Provided that where any members of the Company are entitled to vote only on some resolution or resolutions to be passed at the meeting and not on the others, those members shall be taken into account for the purpose of this Article in respect of the former resolution or resolution but not in respect of the latter.

	83.	Every notice of a meeting of the Company shall specify the place, the date and hour of the meeting, and shall contain a statement of the business to be transacted thereat. No General Meeting, Annual or Extraordinary, shall be competent to enter upon, discuss or transact any business which has not been specifically mentioned in the notice or notice convening the same.

	84.	(a) In the case of Annual General Meeting all business to be transacted at the meeting shall be deemed special, with the exception of business relating to:-

Service of Notice		(i) the consideration of the Account, balance Sheet and Profit and Loss Account and the Report of the Board of Directors and of the Auditors;

(ii) the declaration of a dividend;

(iii) the appointment of Directors in the place of those retiring; and

(iv) the appointment of and fixing of the remuneration of the Auditors;

In the case of any other general meeting all business shall be deemed special.

(b) Where any items of business to be transacted at the meeting are consist of the according of approval to any document, the time and place where the document can be inspected shall be specified in the statement aforesaid.

Notice to be given to the Auditors Omission to give notice not to invalidate meeting Resolutions requiring Special Notice	85.	A document may be served by the Company on any member thereof either personally, or by sending it by post to him to his registered address, or if he has registered address in India, to the address, if any, within India supplied by him to the company for the giving of notice to and serving of documents on him. Notice shall be given to the persons entitled to the share in a pre-paid letter, addressed to them by name or by the title of the representative of the deceased or assignees of the insolvent or by any like description, at the address in India, if any, supplied for the purpose by the persons claiming to be so entitled or until such an address has been so supplied, by giving the notice in any manner in which it might have been given if the death or insolvency had not occurred. Provided that where the notice of a meeting is given by advertising the same in a newspaper circulating in the neighborhoods of the Registered Office of the Company under subsection(3) of section 53 of the Act, the explanatory Statement need not be annexed to the Notice as required by Section 173 of the Act, but it shall be mentioned in the advertisement that the statement has been forwarded to the members of the Company.

86.	Notice of every meeting of the Company shall be given to the Auditor or Auditors for the time being of the Company in the manner set out in Article 82 for giving notice to any members of the Company.	Quorum

87.	The accidental omission to give notice of any meeting to or the non-receipt of any notice by any member or other persons to whom it should be given shall not invalidate the proceedings at the meeting.	Chairman of General Meeting

88.	Where by any provision contained in the Act or in these Articles, special notice is required of any resolution, notice in respect of the same shall be given to the Company and by the Company as provided in Section 190 of the Act.

PROCEEDING OF GENERAL MEETINGS

89.	Five members personally present shall be a quorum for a General Meeting. No business shall be transacted at any General Meeting unless the requisite quorum shall be present at the commencement of the meeting.

90.	The Chairman of the Board of Directors shall be entitled to take the chair at every General Meeting. If there be no such Chairman or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding such meeting or is unwilling to act, the Directors present may choose one of themselves to be chairman and in default of their doing so, the members present shall choose a Director as Chairman and if no Director is present or if all the Directors present decline to take the chain the members present shall choose one of themselves to be chairman. If a poll is demanded on the election of the Chairman, it shall be taken forthwith in accordance with the provisions of these Articles, the Chairman elected on a show of hands exercising all the powers of the Chairman for the purpose of conducting the poll, under the said provisions. If some other person is elected Chairman as a result of the poll, he shall be Chairman for the rest of the meeting.	If Quorum not present meeting when to be dissolved and when to be adjourned. Demand for poll How questions to be decided at meeting

91.	If within half an hour from the time appointed for holding the meeting of the Company a quorum is not present, the meeting if convened upon the requisition of members as aforesaid shall stand dissolved, but in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day, time and place as the Board may determine, If at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, those members who are personally present shall form the quorum.	Chairman’s declaration of result of Voting by show of hands to be conclusive Demand for poll

92.	Every question submitted to a General Meeting and every resolution put to the vote of a General Meeting shall, unless a poll is demanded as hereafter provided, be in the first instance decided by a show of hands.

93.	A Declaration by the Chairman that on a show of hands a resolution has or has not been carried either unanimously or by a particular majority, and an entry to that effect in the books containing the Minutes of the proceedings of the meeting, shall be conclusive evidence of the fact, without proof of the number of proportion of the votes cast in favour of or against such resolution.

94.	(a) Before or on the declaration of the result of the voting on any resolution on a show of hands, a poll may be ordered to be taken by the Chairman of the meeting of his own motion, and shall be ordered to be taken by him on demand made in that behalf by the person or persons specified below, that is to say, by any member or member present in person or by proxy and holding shares in the Company-	Time of taking poll

(i) which confers a power to vote on the resolution not being less than one-tenth of the total voting power in respect of the resolution or.

(ii) On which an average aggregate sum of not less than fifty thousand rupees has been paid-up.

		(b)	The demand for a poll may be withdrawn at any time by the persons or persons who made the demand.	Power to adjourn General Meeting

	95.	(a)	A poll demanded on any other question of adjournment shall be taken forthwith.

Other business may proceed notwithstanding demand of poll Right of member to use his votes differently		(b)	A poll demanded on any other question ( not being a question relating to the election of Chairman) shall be taken at such time not being later than forty eight hours from the time when the demand was made as the Chairman may direct.

Scrutineers at poll	96.	The Chairman of a General Meeting may, with the consent of the meeting, adjourn the same from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than business left unfinished at the meeting at which the adjournment took place. When a meeting is adjourned for more than thirty days, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of the adjournment or of the business to be transacted at an adjourned meeting.

	97.	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

Chairman’s decision conclusive on vote on poll	98.	On a poll taken at a meeting of the Company, a member entitled to more than one vote, or his proxy or other person entitled to vote for him, as the case may be, need not if he votes, use all his votes or cast in the same way all the votes he uses.

	99.	(a)	Where a poll is to be taken, the Chairman of the meeting shall appoint two scrutineers to scrutinise the votes given on the poll and to report thereon to him.

		(b)	The chairman shall have powers, at any time before the result of the poll is declared, to remove a scrutineer from office and to fill vacancies in the office of scrutineers arising form such removal or from any other cause.

		(c)	Of the two scrutineers, one shall always be a member (not being an officer or employee of the Company) present at the meeting, provided such a member is available and willing to be appointed.

	100.	(a)	The Chairman of any meeting shall be the sole judge of the validity of every vote tendered at such meeting by show of hands. The chairman present at the time of taking of a poll shall be the sole judge of the validity of every vote tendered at such poll.

Resolution passed at adjourned meeting		(b)	(i) Subject to the provisions of the Act, the Chairman of the meeting shall have power to regulate the manner in which the poll shall be taken.

(ii) The result of the poll shall be deemed to the decision of the meeting on the resolution on which the poll was taken.

Registration of certain Resolutions and Agreements			(iii) in the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the Meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a casting vote in addition to his own vote or votes to which he may be entitled as a Member.

	101.	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

102.	Where a resolution is passed at an adjourned meeting of:

	(a)	the Company; or

	(b)	the holders of any class of shares in the Company, the resolution shall , for all purposes, be treated as having been passed on the date on which it was in fact passed and shall not be deemed to have been passed at any earlier date.

103.	A copy of each of the following resolutions together with a copy of the statement of material facts annexed under Section 173 to the notice of the meeting in which such resolution has been passed or agreements shall, within thirty days after the passing or making thereof, be printed or typewritten and duly certified under the signature of an officer of the Company and filed with the Registrar

	(a)	Special Resolutions:

	(b)	Resolutions which have been agreed to by all the members of the Company but which, if not so agreed to could not have been effective for their purpose unless they had been passed as Special Resolutions:

	(c)	Resolutions of the Board or agreements relating to the appointment, re-appointment or the renewal of the appointment or variations of the terms of appointment of a Managing Director;

	(d)	Resolutions or agreements which have been agreed to by all the members of any class of shareholders but which, if not so agreed to, would not have been effective for their purpose unless they had been passed by some particular majority and all resolutions or agreements which effectively bind all the members of any class of shareholders though not agreed to by all those members;

	(e)	Resolutions requiring the Company to be wound up voluntarily passed in pursuance of sub-section (1) of Section 484 of the Act;

	(f)	resolutions passed by the Company according consent to the exercise by its Board of Directors of any of the powers under clause (a), clause (d) and clause (e) of subsection (1) of Section 293 of the Act;

	(g)	resolutions passed by the Company approving the appointment of sole selling agents under Section 294 and 294 AA of the Act; and

	(h)	copies of the terms and conditions of appointment of sole selling agent appointed under Section 294 or of a sole selling agent or other person appointed under Section 294 AA.	Minutes of General Meeting

A copy of every Resolution which has the effect of altering the Articles of Association of the Company and a copy of every Agreement referred to in the above sub-clauses (c), (d) and (e) shall be embodied in or annexed to every copy of the Articles issued after the passing of the Resolution or the making of the agreement.

104	(a)	The Company shall cause minutes of all the proceedings of every General Meeting to be kept by making within thirty days of the conclusion of every such meeting concerned, entries thereof in books kept for that purpose with their pages consecutively numbered.

	(b)	Each page of every such book shall be initiated or signed and the last page of the record of proceedings of each meeting in such books shall be dated and signed by the Chairman of the same meeting within the aforesaid period of thirty days, or in the event of the death or inability of that Chairman, within that period by a Director duly authorized by the Board for the purpose.

	(c)	In no case the minutes or proceedings of a meeting shall be attached to any such book or aforesaid by pasting or otherwise.

(d) The minutes of each meeting shall contain a fair and correct summary of the proceedings thereat.

(e) All appointments of officers made at any meeting aforesaid shall be included in the minutes of the meeting.

Inspection of Minutes Books of General Meetings		(f) Nothing herein contained shall require or be deemed to require the inclusion in any such minutes of any matter whatsoever and in particular a matter which in the opinion of the Chairman of the meeting(s) (a) is or could reasonably be regarded as, defamatory of any person, or (b) is irrelevant or immaterial to the interests of the Company. The Chairman of the meeting shall exercise an absolute discretion in regard to the inclusion or non-inclusion of any matter in the minutes on the aforesaid grounds or otherwise.

(g) Any such minutes shall be evidence of the proceedings recorded therein.

Votes may be given by proxy or attorney		(h) The book containing the minutes of proceedings of General Meetings shall be kept at the office of the Company and shall be open during business hours, for such periods not being less in the aggregate than two hours in each day as the Directors determine, to the inspection of any member without charge.

Number of Votes to which members entitled	105.	The books containing the aforesaid minute shall be kept at the Registered Office of the Company and be open to the inspection of any member without charge during the hours 11.00 a.m. to 1.00 p. m. on any working day and any member shall be furnished with a copy of any minutes referred to above in accordance with the terms of Section 196 of the Act.

No voting by proxy on show of hands	VOTES OF MEMBERS

	106.	Subject to the provisions of the Act and these Articles, votes may be given either personally or by an attorney or by proxy or, in the case of a body corporate, by a representative duly authorised under Section 187 of the Act.

	107.	Subject to any rights or restrictions for the time being attached to any class or classes of shares :-

(a) on a show of hands, every member present in person shall have one vote; and (b) on a poll, the voting rights of members shall be as laid down in Section 87 of the Act. Provided however that the voting rights shall be subject to the restrictions imposed under Section 12 (2) of the Banking Regulation Act, 1949 as amended.

	108.	No member not personally present shall be entitled to vote on a show of hands unless such member is represented by an Attorney or unless such member is a body corporate present by a representative duly authorised under Section 187 of the Act in which case such Attorney or representative may vote on a show of hands as if he were a member of the Company.

Votes in respect of Shares of deceased and bankrupt membes	109.	A member of unsound mind, or in respect of whom an order has been made by any Court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee or other legal guardian and any such committee or guardian may, on a poll, vote by proxy.

Joint holder	110.	A body corporate (whether a company within the meaning of the Act or not) may if it is Member duly authorised by a resolution of its Directors or other governing body, appoint a person to act as its representative at any meeting in accordance with the provisions of section 187 of the Act. the Production at the meeting in accordance with the provisions of Section 187 of the Act. The production at the meeting of a copy of such resolution duly signed by one Director of such body corporate or by a member of its governing body and certified by him as being a true copy of the resolution shall on production at the meeting be accepted by the Company as sufficient evidence of the validity of his appointment.

111.	Any person entitled under the transmission clause (Article 62 hereof) to transfer any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that at least forty-eight hours before the time of holding the meeting or adjourned meeting , as the case may be, at which he proposes to vote, he shall satisfy the Board of Directors or any persons authorised by the Board of Directors in that behalf of his right to transfer such shares, or the Directors shall have previously admitted his right to transfer such shares or his right to vote at such meeting in respect thereof.	Instrument appointing proxy

112.	Where there are any joint registered holders of any share any one of the joint holders may vote at any meeting either personally or by an Attorney duly authorised under a power of attorney or by proxy in respect of such share as if he were solely entitled thereto; and if more than one of such joint holders be personally present at any meeting then one of the said persons so present whose name stands first or higher in the Register in respect of such share shall be entitled to vote in respect thereof.

113.	(a) Any member of the Company entitled to attend and vote at a meeting of the Company shall be entitled to appoint any other person (whether a member or not) as his proxy to attend and vote instead of himself, but a proxy so appointed shall not have any right to speak at the meeting.	Members’ right to appoint proxy to be stated in notice

	(b) the instrument appointing the proxy shall be in writing under the hand of the appointees or of his Attorney duly authorised in writing or if such appointer is a corporation, under its common seal or be signed by an officer or an attorney duly authorised by it. A person may be appointed a proxy though he is not a member of the Company, but such proxy shall not have any right to speak at any meeting.	Instrument appointing proxy to be stated in notice

114.	Every notice convening a General Meeting of the Company shall state that a member entitled to attend and vote at the meeting is entitled to appoint proxy to attend and vote instead of himself and that a proxy need not be a member of the Company.	When vote by proxy valid though authority revoked

115.	The instrument appointing a proxy and the power of Attorney or other Authority (if any) under which it is signed or a materially certified copy of that power of authority shall be deposited at the Registered Office of the Company not less than forty-eight hours before the time for holding the meeting at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid.	Form of proxy

116.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death of the principal revocation of the proxy or transfer of the share in respect of which the vote is given provided no intimation in writing of the death, revocation or transfer shall have been revived at the Registered Office of the Company or by the Company or by the Chairman of the meeting at which the vote is given.	Time and place to inspect the proxies lodged

117.	Every instrument of proxy whether for a specified meeting or otherwise shall, as nearly as circumstances shall admit, be in any of the forms set out in Schedule IX of the Act.	No member entitled to vote when any call due to Company

118.	Every member entitled to vote at a meeting of the Company according to the provisions of these Articles on any resolution to be moved thereat shall be entitled during the period beginning twenty-four hours before the time fixed for the commencement of the meeting and ending with conclusion of the meeting, to inspect the proxies lodged, at any time during the business hours of the Company, provided not less than three days notice in writing of the intention so to inspect is given to the Company.	Directors

119.	No member shall be entitled to vote at any General Meeting either personally or by proxy or as proxy for another member or be reckoned in a quorum while any call or other sum shall be due and payable to the Company in respect of any of the shares of such member or in respect of any shares on which the Company has or had exercised any right of lien.	First Directors

	DIRECTORS

No share qualification Non-retiring Directors	120.	Until otherwise determined by the General Meeting the number of Directors shall not be less than 3 (three) or more than 15 (fifteen) excluding the Debenture Directors (if any). The Board of Directors shall include persons with professional and other experience as required under the Banking Regulation Act, 1949.

	121.	The persons hereinafter named are the First Directors of the Company:-

		a) Mr. Deepak Shantilal Parekh

		b) Mrs. Shobha Singh Thakur

		c) Mr. Deepak Madhav Satwalekar

Debenture Director	122.	A Director shall not be required to hold any shares to qualify him to act as a Director of the Company.

	123.	Subject to the provisions of the Banking Regulation Act, 1949, one third of the total number of Directors of the Company may be non-retiring Directors.

	124.	The Board shall with the approval of the Company in General Meeting appoint the nonretiring Directors from persons nominated by HDFC, so long as HDFC , its subsidiary or any other Company promoted by HDFC, either singly or in aggregate holds not less than 20% of the paid-up Equity share Capital in the Company.

Appointment of Alternate Director	125.	If it is provided by any Trust Deed, securing or otherwise, in connection with any issue of debentures of the Company, that any person or persons shall have powers to nominate a Director of the Company, then in the case of any and every such issue of debentures, the person or persons having such power may exercise, such power from time to time and appoint a Director accordingly. Any Director so appointed is hereinreferred to as a “Debenture Director”. A Debenture Director may be removed from office at any time by the person or persons in whom for the time being is vested the power under which he was appointed and another Director may be appointed in his place. A Debenture Director shall not be bound to hold any qualification shares nor shall he be liable to retire by rotation.

Appointment of Additional Directors and filling of causal vacancy Remuneration of Directors	126.	The Board of Directors of the Company may appoint an Alternate Director to act for Director (hereinafter called “the original Director”) during his absence for a period of not less than three months from the State in which the meetings of Board are ordinarily held and such appointment shall have effect and such appointee, whilst he holds office as an Alternate Director shall be entitled to notice of meetings of the Directors and to attend vote thereat accordingly. An Alternate Director appointed under this Article shall not hold office as such for a period longer than that permissible to the original Director in whose place he has been appointed and shall vacate office if and when the original Director returns to the State in which the meetings of the Board are ordinarily held. If the term of office of the Original Director is determined before he returns to the State in which the meetings of Board are ordinarily held Any provisions in the Act or in these Articles for the automatic re-appointment of retiring Director in default of another appointment shall apply to the original Director and not to the Alternate Director.

	127.	Subject to and in accordance with the provisions of Section 260 and 262 of the Act, the Directors shall have power at any time to appoint any person as a Director either as an addition to the Board or to fill a casual vacancy but so that the total number of Directors shall not exceed the maximum fixed by the Articles.

128.	Subject to the provisions of Sections 198, 309, 310 and 311 of the Act, the remuneration and traveling and other expenses payable to the Directors of the Company may be hereinafter provided :-

	(a)	Each Director shall be paid out of the funds of the Company a remuneration by way of fee, of such sum for each meeting of the Board of Directors or Committee of the Board attended by him as may be determined by the Board from time to time within the limits prescribed by the Act or Central Government from time to time.

	(b)	In addition to the remuneration payable as above, the Director who is not a bonafide resident of the place where a meeting is held and who shall come to such place for the purpose of attending the meeting shall be reimbursed such sum as the Board may consider fair compensation for traveling, hotel, and other incidential expenses incurred by him in attending and returning from the meetings of the Board of Directors or any Committee thereof or General Meetings of the Company.

	(c)	A Director including a part time Chairman who is neither in the whole time employment of the Company nor a Managing Director, if called upon and willing to render extra services whether of a professional or non-professional nature may be paid remuneration either by way of monthly, quarterly or annual payment or by way of commission, as may be determined by the Board, subject to the provisions of the Act, and such remuneration may be in addition to the remuneration payable under sub-clause(a) above.		Directors may act notwithstanding vacancy

	(d)	In addition to the remuneration payable under sub-clause (c) above, any Director referred to therein shall be reimbursed such sum as the Board may consider fair compensation for traveling, hotel and other incidential expenses incurred by him in connection with the business of the Company.		When office of Director to be vacated

129	The continuing Directors may act notwithstanding any vacancy in the Board, but if and so long as their number is reduced below the quorum fixed by the Act for a meeting of the Board, the continuing Director or Directors may act for the purpose of increasing the number of Directors to that fixed for the quorum, or for summoning a General Meeting of the Company, but for no other purpose.

130	(1)	Subject to the provisions of Section 283(2) of the Act the office of a Director shall become vacant if :-

		(a)	he is found to be of unsound mind by a court of competent jurisdiction; or

		(b)	he applies to be adjudicated as an insolvent; or

		(c)	he is adjudged an insolvent; or

		(d)	he fails to pay any call in respect of shares of the Company held by him, whether alone or jointly with others within six months from the last date fixed for the payment of the call unless the Central Government has by notification in the Official Gazettee, removed the disqualification incurred by such failure or

		(e)	he or any of his relatives or partners or any firm of which he or may of his relatives is a partner or any private Company of which he is a Director or Member, accepts or holds any office or place of profit under the Company, other than that of Managing Director or Manager or Banker or Trustee for the holders of Debentures of the Company, except with the consent of the Company accorded by a Special Resolution and the approval of the Central Government wherever necessary as required by Section 314 of the Act; or

			(f)	he absents himself from three consecutive meetings of the Board of Directors or from all meetings of the Board of Directors for a continuous period of three months, whichever is longer, without obtaining leave of absence from the Board of Directors; or

			(g)	he becomes disqualified by an Order of the Court under Section 203 of the Act; or (h) he is removed in pursuance of Articles 142 or Section 284 of the Act; or (i) he (whether by himself or by any person for his benefit or on his account) or any firm in which he is a partner or any private Company of which he is a Director accepts a loan, or any guarantee or security for a loan from the Company in contravention of Section 295 of the Act; or

			(j)	he acts in contravention of Section 299 of the Act and by virtue of such contravention shall have been deemed to have vacated office; or

			(k)	he is convicted by a Court of any offence involving moral turpitude and sentenced in respect thereof to imprisonment for not less than six months; or

			(l)	he having been appointed a Director by virtue of his holding any office or other employment in the Company, ceases to hold such office or other employment in the Company, as the case may be; or

			(m)	he becomes disqualified under the Banking Regulation Act, 1949 or any other law.

Loans to Directors		(2)	Subject to the provisions of the Act a Director may resign his office at any time by notice in writing addressed to the Company or to the Board of Directors.

Provisions of certain Sections of the Act to apply Directors may contract with Company	131	A Director of the Company may be, or become a Director of any Company promoted by this Company, or in which it may be interested as a Vendor, member or otherwise subject to the provisions of any law in force and these presents, and no such Director shall be accountable for any benefits received as Director or member of such Company.

	132	The Company shall observe the restrictions imposed in the matter of grant of loans to Directors and other persons as provided in Section 295 of the Act and the Banking Regulations Act, 1949.

	133	The provisions contained in Sections 292, 293, 294, 295, 297, 299, 300, 370 and 372 shall be complied with in regard to the matters referred to therein.

	134	(a)	Subject to the provisions of Section 297 of the Act and the Banking Regulation Act, 1949, no Director shall be disqualified by reason of his office from contracting with the Company either as vendor, purchasers, agent or otherwise, not shall any such contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoidable nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised as a result of or in pursuance of any such contract or arrangement by reason only of such Director holding that office, or of the fiduciary relation thereby established.

		(b)	Every Director who is in any way whether directly or indirectly concerned or interested in any contract or arrangement or proposed contract or arrangement entered into or to be entered into by or on behalf of the Company shall disclose the nature of his concern or interest at a meeting of the Board of Directors or as provided by Clause (d) of this Article.

		(c)	(i)	in the case of a proposed contract or arrangement the disclosure required to be made by a Director under clause (b) above, shall be made at a meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of the meeting, concerned or interested in the proposed contract or arrangement at the first meeting of the Board held after he becomes so concerned or interested.

(ii) in the case of any other contract or arrangement the required disclosure shall be made at the first meeting of the Board held after the Director becomes concerned or interested in the contract or arrangement.

	(d)	For the purpose of this Article, a general notice given to the Board of Directors by a Director to the effect, that he is a Director or member of a specified body corporate or is a member of a specified firm and is to be regarded as concerned or interested in any contract or arrangement that may after the date of the notice be entered into with that body corporate or firm shall be deemed to be sufficient disclosure of concern or interest in relation to any contract or arrangement to be made. Any such general notice shall expire at the end of the financial year in which it is given but may be renewed for a further period of one financial year at a time by fresh notice given in the last month of the financial year in which it would have otherwise expired. The general notice aforesaid and any renewal thereof shall be given at a meeting of the Board of Directors or the Directors concerned shall take reasonable steps to secure that it is brought up and read at the first meeting of the Board after it is given.	Interested Directors not to participate or vote in Boards Proceedings

	(e)	Nothing in Clauses (b) (c) and (d) of this Article shall apply to any contract or arrangement entered into or to be entered into between the Company and any other Company where any one of the Directors of the Company or two or more of them together holds or hold not more than 2 percent of the paid-up share capital in the other Company.

135	An interested Director defined in the proceeding Article shall not take any part in the discussions of, or vote on any contract or arrangement entered into, or to be entered into, by or on behalf of the Company, if he in any way, directly or indirectly, concerned or interested in the contract or arrangement; nor shall his presence count for the purpose of forming a quorum at the time of any such discussion or vote; and if he does vote, his vote shall be void; Provided that this prohibition shall not apply to :-

	(i)	any contract of indemnity against any loss which the Directors or any one or more of them may suffer by reason of becoming or being sureties or surety for the Company;

	(ii)	any contract or arrangement entered into with a body corporate in which the interest of the Director consists solely in his being a Director of such Company and the holder of its shares of such number or value as is requisite to qualify him for appointment as a Director thereof, he having been nominated as such Director of the company or in his being a member holding not more than two percent of the paid-up share capital of such Company; (Amended vide special resolution passed at the Extraordinary General Meeting held on October 24, 1994)	Retirement of Directors by rotation

	(iii)	in case a notification is issued under sub-section (3) of Section 300 of the Act to the extent specified in the notification.	Ascertainment of Directors retiring by rotation and eligibility for re-appoiontment

ROTATION OF DIRECTORS

136	(a)	Two-thirds of the total number of Directors of the Company shall be persons whose period of office is liable to determination by retirement of Directors by rotation and save as otherwise expressly provided in the Act and these Articles, be appointed by the Company in General Meeting.

	(b)	The remaining Directors shall be appointed in accordance with the provisions of these Articles.	Company to appoint successors

	137	(a)	Atevery General Meeting of the Company one-third of such of the Directors for the time being as are liable to retire by rotation, or if their number is not three or a multiple of three, then the number nearest to one-third shall retire from office. Special Directors, Managing Director or any whole-time Directors, if any, shall not be subject to retirement under this Article and shall not be taken into account in determining the number of Directors to retire by rotation. In these Articles a ‘Retiring Director’ means a Director retiring by rotation.

		(b)	Subject to Sections 262 (2) and 284 (5) of the Act, the Directors to retire by rotation under the foregoing Article, at every Annual General Meeting shall be those who have been longest in office since their last appointment, but as between persons who become Directors on the same day, those who are to retire shall, in default of and subject to any agreement among themselves, be determined by lot. The retiring Director shall be eligible for re-appointment.	Provision in default of appointment

	138	Subject to Sections 257, 258, 259 and 284 of the Act, the Company at the Annual General Meeting at which a Director retires in the manner aforesaid may fill up the vacancy by appointing the retiring Director or some other person thereto.

	139	(a)	If the place of the retiring Director is not filled up and the meeting has not expressly resolved not to fill the vacancy, the meeting shall stand adjourned till the same day in the next week at the same time and place, or if that day is a public holiday till the next succeeding day which is not a public holiday at the same time and place.

		(b)	If at the adjourned meeting also, the place of the retiring Director is not filled up and that meeting also has not expressly resolved not to fill the vacancy the retiring Director shall be deemed to have been re-appointed at the adjourned meeting, unless :-

(i) at that meeting or at the previous meeting a resolution for the re-appointment of such Director has been put to the meeting and lost:

Single Resolution for the appointment of several Directors prohibited			(ii) the retiring Director, has by a notice in writing addressed to the Company or its Board of Directors, expressed his unwillingness to be so re-appointed:

(iii) he is not qualified or is disqualified for appointment.

Company may increase or reduce the number of Directors			(iv) the proviso to sub-section (2) of section 263 and sub-section (3) of Section 280 of the Act is applicable to the case.

Removal of Directors	140	At a General Meeting of the Company, a motion shall not be made for the appointment of two or more persons as Directors of the Company by a single resolution, and the provisions of Section 263 of the Act in this behalf shall apply in all respects.

Notice of candidature for office of Directors	141	Subject to Sections 255 and 259 of the Act, the Company may, by Ordinary Resolution, from time to time increase or reduce the number of Directors, within the limits fixed in that behalf by these Articles.

	142	Subject to the provisions of Section 284 of the Act, the Company may remove any Director before the expiration of his period of office and appoint another person in his stead. The person so appointed shall hold office untill the date upto which the Director, in whose place he is appointed, would have held the same if he had not been removed.

	143	(a)	Subject to the provisions of the Act and these Articles any person who is not a retiring Director shall be eligible for appointment to the office of Director at any General Meeting if he or some member intending to propose him has, atleast fourteen clear days before the meeting, left at the office of the Company a notice in writing under his hand signifying his candidature for the office of Director or the intention of such member to propose him as a candidate for the office as the case may be.

(b) Every person (other than a person who has left at the office of the Company a notice under Section 257 signifying his candidature for the office of a Director) proposed as a candidate for the office of a Director shall sign and file with the Company, his consent in writing to act as a director if appointed.

(c) A Director other than :

(i) a Director re-appointed after retirement by rotation or immediately on the expiry of his term of office : or

Meetings of Directors		(ii) an additional or alternative Director or a person filling a casual vacancy in the office of a Director under Section 262 of the Act, appointed as a Director or reappointed as an additional or alternative Director immediately upon the expiry of his term of office : or	When meeting to be convened

(iii) a person named as a Director of the Company under the Articles as first Director, shall not act as a Director of the Company unless he has within thirty days of his appointment signed and filed with the Registrar of Companies his consent in writing to act as such Director.

PROCEEDINGS OF THE BOARD OF DIRECTORS

	144	The Directors may meet together at a Board for the despatch of business from time to time, and shall so meet atleast once in every three months and atleast four such meetings shall be held in every year. The Directors may adjourn and otherwise regulate their meetings and proceedings as they may think fit.	Quorum

	145	The Chairman may at any time and the Secretary or such other officer of the Company as authorised, shall, upon the request of any Director, convene a meeting of the Board of Directors. Notice of every meeting of the Directors shall be given in writing to a very Director at his usual address in India and, in the case of any Director residing abroad, such notice shall also be given by fax or telex to such Director’s fax or telex number abroad. (Article 145 deleted and substituted by new Article vide special resolution passed at the Extraordinary General Meeting held on October 24, 1994).	Adjournent of Meeting for want of Quorum

	146	Subject to Section 287 of the Act, the quorum for a meeting of the Board of Directors shall be one-third of its total strength (excluding Directors, if any, whose place may be vacant at that time and any fraction contained in that one-third being rounded-off as one), or two Directors, whichever is higher, provided that where at any time the number of interested Directors exceeds or is equal to two-thirds of the total strength of the number of the remaining Directors, that is to say, the number of directors who are not interested and present at the meeting being not less than two, shall be the quorum during such time.	Power of Board Meeting Directors may appoint Committees and delegate powers

	147	If a meeting of the Board cannot be held for want of quorum, then the meting shall stand adjourned to such day, time and place as the Director or Directors present at the meeting may fix.	Meetings of Committees

	148	A Meeting of the Board for the time being at which a quorum is present shall be competent to exercise all authority, powers and discretions which by or under the Act or the Articles of the Company are for the time being vested in or exercisable by the Board of Directors generally.	Resolution of Circulation

	149	The Directors may subject to the provisions of the Act and the Banking Regulation Act, 1949, delegate any of their powers to Committees consisting of such member or members of their body as they think fit and they may from time to time revoke such delegation. Any committee so formed shall in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed on it by the Directors.

	150	The meetings and proceedings of any such committee of the Board consisting of two or more members shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Directors, so far as the same are applicable thereto and are not superseded by any regulations made by the directors under the last preceding Article.	Act of Board or Committee Valid notwithstanding defective appointment, etc

	151	No resolution shall be deemed to have been passed by the Board or by a Committee thereof by circulation, unless (a) the resolution has been circulated in draft together with the necessary papers, if any, to all the Directors or to all the members of the Committee at their usual address in India, and in the case of any Director residing abroad, such papers shall also be transmitted by fax or telex to such Director’s fax or telex numbers abroad, and (b) the resolution has been approved by majority of directors or members of the Committee who are entitled to vote on the resolution. (Article 151 deleted and substituted by new Article vide special resolution passed at the Extraordinary General Meeting held on October 24, 1994).

Minutes of proceedings of Directors and Committees to be recorded	152	All acts done by any meeting of the Board or by a Committee of the Board, or by any person acting as a Director, shall, notwithstanding that it shall afterwards be discovered that there were some defects in the appointment of such Directors or Committee or person acting as a aforesaid, or that they or any of them were disqualified or had vacated office, or that the appointment of any of them bad been terminated by virtue of any provisions contained in the Act or in these Articles, by as valid as if every such person had been duly appointed and was qualified to be a Director and had not vacated office or his appointment had not been terminated. Provided nothing in the Article shall be deemed to give validity to acts done by a Director after his appointment has been shown to the Company to be invalid or to have been terminated.

By whom minutes to be signed and the effect of minutes recorded	153	The Company shall cause minutes of the proceedings of every meeting of the Board of Directors and of every Committee of the Board to be recorded in accordance with the relevant provisions of Section 193 of the Act, within thirty days of the conclusion of every such meeting and the minutes shall contain the matters specified in the said Section.

Registers, Books and Documents to be maintained by the Company	154	The minutes of all such meetings shall be signed by the Chairman by the Chairman of the respective meetings or by the Chairman of the next succeeding meeting and all minutes purported to be so signed shall for all purposes whatsoever be prima facie evidence of the actual passing of the resolutions recorded and the actual and regular transactions or occurrences of the proceedings so recorded and of the regularity of the meeting at which the same shall appear to have taken place.

	155	The Company shall maintain the following Registers, Books and Documents, namely :-

		(a)	Register of investments not held in the Company’s name according to Section 49 of the Act.

		(b)	Register of Mortgages and Charges according to Section 143 of the Act.

		(c)	Register or Members and an Index of Members according to Sections 150 and 151of the Act.

		(d)	Register of Contracts, Companies and Firms in which Directors are interested according to section 301 of the Act.

		(e)	Register and index of Debenture holders according to Section 152 of the Act.

		(f)	Register of directors according to Section 303 of the Act.

		(g)	Register of Directors’ Shareholdings according to Section 307 of the Act.

		(h)	Books of Account in accordance with the provisions of section 209 of the Act.

		(i)	Copy of instruments creating any charge requiring registration according to Section 136 of the Act.

		(j)	Copies of Annual Returns prepared under Section 159 of the Act together with the copies of certificates and documents required to be annexed thereof under Section 161.

Inspection of Registers etc		(k)	Register of Renewed and Duplicate Certificates according to Rule 7 (2) of the Companies (Issue of Share Certificates) Rules, 1960.

		(l)	Foreign Register, if applicable as required by Section 157 of the Act.

		(m)	Other Registers or Books, if any as may be required to be maintained under the Banking Regulation Act, 1949.

Power of Directors	156	Subject to the provisions of the Banking Regualtion Act, 1949, the said Registers, Books and Documents shall be kept open for inspection by such persons as may be entitled thereto respectively, under the Act on every working day during the hours between 11 a.m. and 1 p.m., consistent with the provisions for the Act in that behalf, and copies thereof and extracts thereform may be furnished as provided in the Act.

POWERS OF DIRECTORS

	157	The management and control of the business of the Company shall be vested in the Directors who may exercise all such powers of the Company and do all such acts and things as are not by the act or any statutory modification thereof for the time being in force or by any other Act or any statutory modification thereof for the time being in force or any other Act by the Memorandum or by these Articles required to be exercised by the Company in General Meeting, subject nevertheless to any regulation of these Articles and the provisions of the Act or any statutory modification thereof for the time being in force or any other Act and to such regulations, being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in General Meeting but no regulation made by the Company in General Meeting shall invalidate any prior act of the Board which would have been valid if that regulation had not been made. Provided that the Board of Directors shall not, except with the consent of the Company in General Meeting : -

		(a)	Sell, lease or otherwise dispose of the whole or substantially the whole of the undertaking of the Company, or where the Company owns more than one undertaking, of the whole or substantially the whole of any such undertaking :

		(b)	Remit or give time for the repayment of any debt due by a Director :

		(c)	Invest otherewise than in trust securities, the amount of compensation received by the Company in respect of compulsory acquisition of any such undertaking as is referred to in clause (a) or of any premises or properties used for any such undertaking and without which it cannot be carried on or can be carried on only with difficulty or only after a considerable time :	Contribution to Political Parties

		(d)	Borrow money in excess of the limits provided in Article 69 :

		(e)	Contribute to charitable and other funds not directly relating to the business of the Company or the welfare of its employees, any amounts the aggregate of which will, in any financial year, exceed fifty thousand rupees or five percent of it’s average net profits as determined in accordance with the provisions of Section 349 and 350 of the Act during the three financial years immediately preceding, whichever is greater; Provided that in respect of the matters referred to in clauses (d) or (c) every resolution passed by the Company in General Meeting shall specify the total amount upto which moneys may be borrowed by the Board under clause (d) or as the case may be, the total amount which may be contributed to charitable or other funds in any financial year under clause (e).	Certain powers to be exercised only at meetings of the Board

	158	Notwithstanding anything contained in the Act or these Articles, neither the Company in General Meeting nor the Board shall contribute any amount to any political party or for any political purpose, to any individual or body so long as such contribution is prohibited by law.

	159	(1)	Without derogating from the powers vested in the Board of Directors under these Articles the board shall exercise the following powers on behalf of the Company and they shall do so only by means of resolutions passed at meetings of the Board:-

(a) The power to make calls on shareholders in respect of money unpaid on their shares ;

(b) The power to issue debentures ;

(c) The power to borrow moneys otherwise than on debentures ;

(d) The power to invest the funds of the Company ;

(e) The power to make loans ;

Provided that the Board may by resolution passed at a meeting delegate to any Committee of Directors or to the Managing Director or/and other principal officer of the Company or to a principal officer of any of its branch offices, the powers specified in (c), (d) and (e) of this clause to the extent specified below on such conditions as the Board may prescribe.

		(2)	Every resolution delegating the power referred to in Clause (1) (c) shall specify the total amount outstanding at any one time upto which moneys may be borrowed by the delegates; Provided however, that where the Company has an arrangement with its Bankers for the borrowing of moneys for the day to day operations, such borrowing shall not require the sanction of the Board.

		(3)	every resolution delegating the power referred to in Clause (1) (d) shall specify the total amount upto which the funds may be invested an the nature of the investments which may be made by the delegates.

Specific powers of the Board		(4)	Every resolution delegating the power referred to in clause (1) (c) shall specify the total amount upto which loans may be made by the delegatees and the purpose for which the loan may be made and the maximum amount of loans which may be made for each such purpose in individual cases.

		(5)	Nothing contained in this Article shall be deemed to affect the right of the Company in General Meting to impose restrictions and conditions on the exercise by the Board of any of the powers referred to in (a), (b), (c), (d) and (e) of clause (1) above.

To pay commission and interest To acquire property	160	Without prejudice to the general powers conferred by the preceding Articles and so as not in any way to limit or restrict these powers, and without prejudice to the other powers conferred by these Articles but subject to the restrictions contained in the last preceding two Articles, and the provisions of the Banking Regulation Act, 1949, the Directors shall have the following powers, that is to say, power :-

		(a)	To pay and charge to the capital account of the Company any commission or interest lawfully payable thereat under the provisions of Sections 76 and 208 of the Act.

To have an official Seal abroad To pay for property in debentures etc		(b)	Subject to sections 292, 297 and 360 of the Act, to purchase or otherwise acquire for the Company any property, rights or privileges which the Company is authorised to acquire at or for such price or consideration and generally on such terms and conditions as they may think fit, and in any such purchase or other acquisition to accept such title as all the then previling circumstances of the case may justify in the interests of the Company.

To insure properties	(c)	To have an official seal for use abroad.

To open accounts	(d)	At their discretion and subject to the provisions of the Act, to pay for any property, rights or privileges acquired by or service rendered to the Company, either wholly or partly, in cash or in shares, bonds, debenture, mortgages, or other securities of the Company, and any such shares may be issued either as fully paid up and any such bonds, debentures, mortgages or securities may be either specifically charges upon all or any part of the property of the Company or not so charged.

To secure contracts by mortgage	(e)	To insure and keep insured against loss or damage by fire or otherwise for such period and to such extent as they may think proper all or any part of the buildings, machinery, goods, stores, produce and other moveable property of the Company either separately or jointly, and to sell, assign, surrender or discontinue any policies of assurance effected in pursuance of this power.	To bring and defend actions etc

To appoint Trustees	(f)	To open accounts with any banks or financial institutions in India or abroad and to pay money into and draw money from any such account from time to time as the Directors may think fit.

	(g)	To secure the fulfilment of any contracts, agreements or engagements entered into by the Company by mortgage or charge of all or any of the property of the Company or in such manner as they may think fit.	To act in matters relating to Insolvents To give receipts

	(h)	To appoint any person or persons (whether incorporated or not) to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, or for any other purposes and to execute and to do all such acts and things as may be required in relation to any such trust, and to provide for the remuneration of such trustee or trustees.	To invest moneys

	(i)	To institute, conduct, defend, compound or abandon, any legal proceedings by or against the Company or its officers or otherwise concerning the affairs of the Company and also to compound and allow time for payment or satisfaction of any debts due or of any claims or demands by or against the Company or any differences to arbitration and observe perform implement and enforce any awards made thereon.	To give security by way of indemnity

	(j)	To act on behalf of the Company in all matters relating to bankrupts and insolvents.	To authorise signing of receipts, cheques etc

	(k)	To make and give receipts, releases and other discharges for moneys payable to the Company and for the claim and demands of the Company.

	(l)	Subject to the provisions of Sections 292, 293 (1), 295, 369, 370, 372 and 373 of the Act, to invest and deal with any moneys of the Company upon such security (not being shares of this Company), or without security and in such manner as they may think fit, and from time to time to vary or realise such investments, save as provided in Section 49 of the Act, all investments shall be made and held in the Company’s own name.	To give gratuities etc

	(m)	To execute in the name and on behalf of the Company in favour of any Director or other person who may incur or be about to incur any personal liability whether as principal or surety, for the benefit of the Company, such gurantee or indemnity as it thinks fit. (Article 160 (m) deleted and substituted by new article vide special resolution passed at the extraordinary General Meeting held on October 24, 1994).

	(n)	To determine from time to time who shall be entitled to sign, on the Company’s behalf, bills, notes, receipts, acceptance, endorsements, cheques, dividend warrants, releases, contracts and documents and to give the necessary authority for such purpose.	To establish reserve funds

	(o)	To provide for the welfare of the Directors or Ex-Directors or the employees or exemployees of the Company and the wives, widows and families of the dependents of such persons, by formulating schemes including the stock option scheme, by building or contributing to the building of houses, dwelling or chawls or by grants of money pensions, gratuities, allowances, bonus(es) or other payments or by creating and from time to time subscribing or contributing to provident and other associations, institutions, funds or trusts and by providing or subscribing or contributing towards places of instruction and recreation, hospitals and dispensaries, medical and other attendance and other attendance and other assistance as the Board of Directors shall think fit; and to subscribe or contribute or otherwise to assist or to guarantee money to charitable, benevolent, religious, scientific, national or other institutions or objects or for any exhibition, or for any public, general or useful object, or purposes which in the opinion of the Board of Directors are likely to promote the interests of the business of the Company or to further its objects.

To make appointments	(p)	Subject to the provisions of Section 205A and other applicable provisions of the Act, and rules made thereunder from time to time, before recommending any dividend, to set aside out of the profits of the Company such sums as they may think proper for depreciation or to a depreciation fund , or to an insurance fund or as a reserve fund or sinking fund or any special fund to meet contingencies or to repay debentures or debenture stock, or for special dividends or for equalising dividends or for repairing, improving, extending and maintaining any of the property of the Company and for such other purposes (including the purposes referred to in the preceding clause), as the Board of Directors may, in their absolute discretion, think conductive to the interest of the Company ; and to invest the several sums so set aside or so much thereof as required to be invested (other than in the shares of the Company) as they may think fit; and from time to time deal with and expend all or any part thereof, for the benefit of the Company, in such manner, and for such purpose as the Board of Directors, in their absolute discretion, think conducive to the interests of the Company, notwithstanding that the matters to which the Board of Directors shall apply or upon which they expend the same or any part thereof, may be matters to or upon which they expend the same or any part thereof, any be matters to or upon which they expend the same or any part thereof , may be matters to or upon which the Capital of the Company might rightly be applied or expended; and to divide the Reserve fund into such Special Fund, as the Board of Directors may think fit, and to employ the assets constituting all or any of the above funds, including the depreciation fund, in the business of the Company or in the purchase or repayment of debentures or debenture stock and that without being bound to keep the same separate from the other assets and without being to any interest on the same, with power however to the Board of Directors at their discretion to pay or allow to the credit of such funds interest at such rate as the Board of Directors may think proper.

Local Board Delegation of powers to Local Board etc	(q)	To appoint and, at their discretion, remove or suspend such managers, secretaries, officers, assistants, supervisors, clerks, agents and servants for permanent, temporary or special services as they may from time to time think fit, and to determine their powers and duties, and fix their salaries, emoluments or remuneration and to require security in such instances and to such amount as they may think fit and also without prejudice as aforesaid, from time to time to provide for the management and transaction of the affairs of the Company in any specified locality in India or elsewhere in such manner as they think fit and the provisions contained in the two next following sub-clauses shall be without prejudice to the general powers conferred by this sub-clause.

	(r)	From time to time and at any time to establish any Local Board for managing any of the affairs of the affairs of the Company in any specified locality in India or elsewhere and to appoint any persons to be members of such local board or any managers or agents and to fix their remuneration.

Power of Attorney To enter into contracts etc	(s)	Subject to the provisions of Section 292 of the Act and Article 157 from time to time, and at any time to delegate to any such local Board, or any member or members thereof or any managers or agents so appointed any of the powers, authorities and discretions for the time being vested in the Board of Directors and to authorise the members for the time being of any such local Board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies; and any such appointment or delegation under clase(s) of this Article may be made on such terms and subject to such conditions as the Board of Directors may think fit, and the Board of Directors may at any time remove any time remove any person so appointed, and may annul or vary any such delegation.	Delegation of power To make laws

	(t)	At any time and from time to time by Power of Attorney under the Seal of the company to appoint any person or persons to the Attorney or Atterneys of the Company for such purposes and with such powers, authorities and discretions and for such period and subject to such conditions as the Board of directors may from time to time think fir.	To pay preliminary expenses To acquire by purchase or lease, etc

	(u)	Subject to Sections 294, 297 and 300 of the Act, for or in relation to any of the matters aforesaid or otherwise for the purposes fo the Company, to enter into all such negotiations, arrangements and contracts and rescind and vary all such arrangements or contracts, and execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient for or in relation to any of the matters aforesiad or otherwise for the purposes of the Company.	To erect, pull down and rebuild buildings etc To mortgage dispose of etc. of property

	(v)	Generally subject to the provisions of the Act and these Articles, to delegate the powers, authorities and discretions vested in the Directors to any person, firm, Company or fluctuating body or persons as aforesaid.

	(w)	From time to time, to make, vary and repeal byelaws for the regulations of the business of the Company, its officers, and servants.	To attach conditions on transfer of shares issued for consideration other than cash.

	(x)	To pay costs, charges and expenses incurred, and/or to be incurred, both preliminary and incidental to the promotion, formation, establishment and registration of the Company.

	(y)	To acquire by purchase, lease or in exchange or otherwise lands, buildings, establishments, machinery, equirpment, hereditaments, rights, privileges or properties, moveable or immoveable.	Arbitration

	(z)	To erect, construct, enlarge, improve, alter, maintain, pull down, rebuild or reconstruct any buidings, offices or other structure necessary or convenient for the purposes of the Company and to acquire the lands for the purposes of the Company.	To establish funds and subscribe to these funds or other institutions, etc

	(aa)	To let, mortgage, charge, sell or otherwise dispose of subject to the provisions of Section 293 of the Act, any property of the Company either absolutely or conditionally and in such manner and upon such terms and conditions in all respects as they think fit and to accept payment or satisfaction for the same in cash or otherwise as they think fit.

	(bb)	To attach in respect of any shares to be issued as consideration or part of the consideration for any contract with or property acquired by the Company, or in payment for services rendered to the Company, such conditions, subject to the provisions of the Act, as to the transfer thereof as they may think fit.

	(cc)	To refer any claims or demands by or against the Company to arbitration and observe and perform the awards.

	(dd)	To establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation funds for the benefit of , and give or procure the giving of donations, gratuities, pensions, allowances to any persons who are or were at any time in the employment or service of the Company, or of any company which is subsidiary of the Company or with any such subsidiary company or who are or were at any time Directors or officers of the Company, or of any company which is subsidiary of the Company or with any such subsidiary Company or who are or were at any time Directors or officers of the Company or of any such other Company as aforesaid, and also establish and subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of, or to advance the interests and well-being of the Company or of any such other Company as aforesaid, and make payments to or towards the insurance of any such person as aforesaid and do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid.	Chairman/Managing Director

	(ee)	Subject to the provisions of the Act and these presents to delegate the powers, authorities and discretions vested in the directors to any person, firm, company or fluctuating body of persons as aforesaid.

	(ff)	Any such delegator attorney as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or them.

CHAIRMAN, MANAGING DIRECTOR OR WHOLE TIME DIRECTOR(S)

161.	(a)	The Board may appoint one of its Directors as Chairman either on whole-time or part-time basis. Where a Chairman is appointed on whole-time basis. He shall be entrusted with the management of the whole of the affairs of the Company and he shall exercise his powers subject to the superintendence, control and direction of the Board.

	(b)	where Chairman appointed on part-time basis, the Board shall appoint one of its Directors as Managing Director who shall be entrusted with the management of the whole of the affairs of the Company and he shall exercise his powers subject to the superintendence, control and direction of the Board.

	(c)	The Chairman appointed on whole time basis or the Managing Director as the case may be shall have the knowledge and experience as required under section 10B(4) of the Banking Regulation Act, 1949.

	(d)	The Chairman or as the case may be, the Managing Director who is entrusted with the management of the whole of the affairs of the company shall not be subject to retirement by rotation. He shall be in whole-time employment of the company and may be appointed by the Board for such period not exceeding five years at a time as the Board may deem fit. He shall be eligible for reappointment.

Provided that nothing in this sub-section shall be construed as prohibiting a Chairman on whole-time basis or the Managing Director from being a Director of a subsidiary of this Company or a Director of a Company registered under Section 25 of the Act.

	(e)	Where a Chairman is appointed on part-time basis and he possesses qualification, knowledge, experience or expertise useful to the Company, he may, in addition to the duties as Chairman, be called upon, if he is willing, to render such extra services on day to day basis, or by way of special assignment or in any other manner as the Board may decide. Such Chairman shall not be subject to retirement by rotation and may be appointed for such period not exceeding five years at a time as the Board may deem fit. He shall be eligible for reappointment.

	(f)	Subject to the provisions of the Act, the Board may, from time to time, fix the remuneration payable to and other terms and conditions of service, of the Chairman whether appointed on whole-time or part-time basis or as the case may be, of the Managing Director.

(g) All meetings of the Directors shall be presided over by the Chairman. But if at any meeting of the Directors the Chairman is not present at the time appointed for holding the same, then and in that case, the directors shall choose one amongst them, then present to preside at the meeting.

(h) Questions arising at any Board Meeting shall be decided by a majority of votes, and in case of an equality of votes, the Chairman shall have second or casting vote.

	162	So long as HDFC, its subsidiary or any other company promoted by HDFC, either singly or in the aggregate holds not less than 20% of the paid-up Share Capital of the Company, HDFC shall nominate the part time Chairman and the Managing Director or the full time Chairman as the case may be, subject to the approval of the Board and the Company in General Meeting.

Whole time Director(s)	163	A chairman of the Board of Directors appointed on a whole time basis or a Managing Director, whose term of office has come to an end, either by reason of his resignation or by reason of expiry of the period of his office, shall, subject to the approval of the Reserve Bank, continue in office until his successor assumes office.

	164	The appointment, reappointment, remuneration payable to and other terms and conditions 44 of service of the Chairman, whether appointed on whole-time or part-time or part-time basis or as the case may be, of the Managing Director shall be subject to the approval of the Reserve bank of India and also subject to such approval as may be necessary under the Act.	Powers and Duties of managing or whole-time Director(s)

	165	In addition to the managing Director the Company may also appoint whole-time Directors.

	166	Subject to the provisions of the Act and these Articles, a Managing Director or a wholetime Director shall not, while he continues to hold that office, be subject to retirement by rotation under the Act or these Articles but he shall, subject to the provisions of any contracts between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company and he shall ipso facto immediately cease to be a Managing Director or Wholetime Director if he ceases to hold the office of Director for any cause.	Secretary

	167	Subject to the superintendence, control and direction of the Board of Directors, the Board may from time to time entrust to and confer upon a Managing Director or Wholetime Director for the time being, save as prohibited in the Act, such of the powers exercisable under these presents by the Directors as they may think fit and may confer such powers for such time and to be exercised for such objects and purposes and upon such terms and conditions and with such restrictions as they think fit expedient and they may subject to the provisions of the Act and these Articles confer such powers, either collaterally with or to the exclusion of or in substitution for all or any of the powers of the Directors in that behalf, and may from time to time revoke, withdraw, alter or vary all or any of such powers.	Seal Custody and use

SECRETARY

	168	Subject to the provisions of Section 383A of the Act the Board of Directors may from time to time appoint any individual, as the Secretary of the Company to perform duties which may be performed by a Secretary under the Act and any other purely ministerial and administration duties as the Board of Directors may form time to time asign to the secretary including the duty to keep the registers required to be kept under the Act.	Authentication of documents and proceedings

	COMMON SEAL

	169	(1) The Board of Directors shall provide a Common Seal for the purpose of the Company, and shall have power from time to time to destroy the same and substitute a new seal in lieu thereof, and the Board of Directors shall provide for the safe custody of the Seal for the time being and the Seal shall never be used except by the authority of the Board of Directors or a Committee of Board of Directors previously given.	Returns

		(2) The Common Seal shall be affixed to every deed or other instrument to which it is required to be so affixed, in the presence of any one of the Directors who shall sign the instrument to which the seal has been affixed and the instrument shall be countersigned by the Secretary or such other officer or person as the directors may authorise in this behalf.	Dividends

	170	Save as otherwise expressly provided in the Act, a document or proceeding requiring authentication by the Company may be signed by a Director or the Secretary or such other officer or person authorised in that behalf by the Board of the Company and need not be under its Seal.

	RETURNS

	171	The Company shall make the requisite annual returns in accordance with Sections 159 and 161 of the Act and shall file with the Registrar of Companies, three copies of the Balance Sheet and Profit and Loss Account in accordance with Section 220 of the Act, The Company shall also make other returns as required under the Banking Regulation Act, 1949.

	DIVIDENDS

Company in General Meeting may declare dividends	172	The profits of the Company subject to any special rights relating thereto created or authorised to be created by the Memorandum or the Articles and subject to the provisions of any law for the time being in force and subject to these Articles shall be divisible among the members in proportion to the amount of capital paid-up on the shares held by them respectively. Provided always that (subject as aforesaid) any capital paid – up on a share during the period in respect of which a dividend is declared shall, unless the Directors otherwise determine, only entitle and shall be deemed always to have only entitled, the holder of such share to an apportioned amount of such dividend as from the date of payment.

Dividend to be paid only out of profits Interim Dividend	173	The Company in general Meeting may subject to Sections 205, 205A and other applicable provisions of the Act declare dividends, to be paid to members according to their respective right and interests in the profits but subject to any law for the time being in force and may fix the time for payment but no dividend shall exceed the amount recommended by the Board of Directors. However, the Company in General Meeting may declare a smaller dividend than recommended.

Capital paid-up in advance and carrying interest not to earn dividend	174	No dividend shall be paid otherwise than out of profits of the year or any other undistributed profits or otherwise than in accordance with the provisions of Sections 205, 205A 206 and 207 of the Act or any other law for the time being in force and no dividend shall carry interest as against the Company unless required by law. The declaration of the Directors as to the amount of the net profits of the Company shall be conclusive.

Dividends in proportion to amount paid-up	175	Subject to the provisions of the Act and any law for the time being in force the Board of Directors may, from time to time, pay to the Members interim dividends as, in their Judgement, the position of the Company justifies.

Retention of dividends until completion of transfer under Articles 61	176	Where Capital is paid in advance of calls upon the footing that the same shall carry interest, such capital shall not, whilst carrying interest, confer a right to participate in profits.

No member to receive dividend whilist indebted to the Company and the Company’s right to reimbursement thereof	177	All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but if any share is issued on terms providing that it shall rank for dividends as from a particular date such shares shall rank for dividend accordingly.

	178	The Board of Directors may, if they so think fit, retain the dividends payable upon shares in respect of which any person is under Article 61 entitled to become a member or which any person under that Article is entitled to transfer until such person shall become a member in respect of such shares or shall duly transfer the same.

Transfer of shares must be registered Dividend to joint holders Dividend how remitted	179	No member shall be entitled to receive payment of any interest or dividend in respect of his share or shares, whilst any money may be due or owing from him to the Company in respect of such share or shares or otherwise, howsoever, either alone or jointly with any other person or persons; and the Directors may without prejudice to any other right or remedy of the Company deduct from the interest or dividend payable to any member all sums or money so due from him to the Company.	Unclaimed Dividend

	180	A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

	181	Any one of several persons who are registered as the joint holders of any share may give effctual receipt for all dividends and payments on account of dividends in respect of such share.	Transfer of Profits to Reserves

	182	Unless otherwise directed any dividend may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled or in the case of joint holders to the registered address of that one of the joint holders who is first named in the Register. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. The Company shall not be liable or responsible for any cheque or warrant lost in transmission or for any dividend lost to the member or person entitled thereto by the forged endorsement of any cheque or warrant or the fraudulent or improper recovery thereof by any executors or administrators of a deceased member in whose sole name any share stands, shall for the purposes of this clause be deemed to be joint holders thereof.	Dividend to be paid in cash

	183	No unclaimed or unpaid dividend shall be forfeited by the Board. This Articles has been amended vide special resolution passed at 2nd Annual General Meeting held on 14th August, 1996.	Dividend and call together

	184)	Where a dividend has been declared by the Company but has not been paid, or the warrant in respect thereof has not been posted within forty-two days from the date of the declaration, to any shareholder entitled to the payment of the dividend, the Company shall, within seven days from the date of expiry of the said period of forty-two days, transfer the total amount of dividend which remains unpaid or in relation to which no dividend warrant has been posted within the said period of forty-two days, to a special account to be opened by the Company in that behalf in any Scheduled Bank to be called “Unpaid Dividend Account of HDFC BANK LIMITED.” And all the other provisions of Section 205A of the Act in respect of any such unpaid dividend or any part thereof shall be applicable, observed, performed and complied with.	Capitalisation of Reserve etc

	185	No dividend shall be declared or paid by the Company for any financial year, unless requirement of sections 15, 17 and other applicable provisions, if any, of the Banking Regulation Act, 1949 are complied with.

	186	No dividend shall be payable except in cash; Provided that nothing in this Article shall be deemed to prohibit the capitalisation of profits of the Company for the purpose of issuing fully paid-up bonus shares or paying up any amount for the time being unpaid on any shares held by the Members of the Company.

	187	Any General Meeting declaring a dividend may make a call on the members of such amount as the meeting fixes but so that the call on each member shall not exceed the dividend payable to him, and so that the call be made payable at the same time as the dividend; and the dividend may, if so arranged between the Company and the members be set off against the calls.	Surplus on realization may be capitalized

	CAPITALISATION

	188.	A General Meeting may resolve that any moneys, investments or other assets forming part of the undivided profits of the Company standing to the credit of the reserve fund, or any capital redemption reserve accounts or in the hands of the Company and available for dividend or presenting premium received on the issue of the shares and standing to the credit of the share premium account be, subject to the provision of section 78 of the Act, capitalised and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion on the footing that they become entitled thereto as capital and that all or any part of such capitalise fund is applied on behalf of such shareholders in paying up in full either at par or at such premium as the resolution may provide, any unissued shares or debenture or debenture stock, of the Company which shall be distributed accordingly or in or towards payment of the uncalled liability on any issued shares or debentures or debenture stock and that such distribution or payment shall be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum.	Fractional Certificates

	189.	A General Meeting may resolve that any surplus moneys arising from the realization of any capital assets of the Company, or any investments representing the same, or any other undistributed profits of the Company not subject to charge for Income-tax, be distributed among the members on the footing that they receive the same as capital.

Power to sell fractional shares	190.	For the purpose of giving effect to any resolution under Articles 188 and 189 above the Directors may settle any difficulty which may arise in regard to the distribution in such manner as they think expedient and in particular may issue fractional certificates, and may fix the value for distribution of any specific assets, any may determine that cash payments shall be made to any member(s) on the basis of the value so fixed or that fractions of less value than Re. 1/- may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trusts for the person entitled to the dividend or capitalised fund as may seem expedient to the Board of Directors and generally may make such arrangements for the acceptance, allotment and sale of such shares or other specific assets and fractional certificates or otherwise as they may think fit. Where required a proper contract shall be delivered to the Registrar of Companies for registration in accordance with section 75 of the Act, and the Board of Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalised fund, and such appointment shall be effective.

Books of Accounts	191.	If and whenever any shares are held by any member in fraction, the Board of Directors may subject to the provisions of the Act and these Articles and to the directions of the Company in General Meeting, if any, consolidate and sell these shares which members hold in fractions for the best price reasonably obtainable and shall pay and distribute to and amongst the members entitled to such shares in due proportion the net proceeds of the sale thereof. For the purpose of giving effect to any such sale the Board of directors may authorise any person to transfer the shares sold to the purchaser thereof comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceeding in reference to the sale

	ACCOUNTS

Books where to be kept	192.	The Company shall cause to be kept proper books of account with respect to:-

		(a) all sums of money received and expended by the Company and the matters in respect of which receipt and expenditure take place;

Accounts of Branch offices		(b) all receipt and payments and deposits and other money received and loans and other facilities granted by the Company:

		(c)	the assets and liabilities of the Company

	193.	The books of account shall be kept at the Registered Office of the Company or such other places as the Board of Directors think fit subject to Section 209 of the Act and shall be open to inspection by any Director during business hours.

Books of Accounts to be preserved Inspection	194.	If the company shall have a branch office, whether in or outside India, proper books of account relating to the transaction effected at that office shall be kept at that office and proper summarised returns, made up-to-date at intervals of not more than three month shall be sent by the branch office to the Company at its registered office or other place in India, as the Board thinks fit, where the main books of the Company are kept.

	195.	All the aforesaid books shall give a fair and true view of the affairs of the Company or its branch office, as the case may be, with respect to the matters aforesaid and explain its transactions.

Statement of Accounts to be furnished to General Meeting	196.	The books of account of the Company relating to a period of not less than eight years immediately proceeding the current year shall be preserved in good order.

Balance Sheet Profit and Loss Account	197.	The Company shall comply with the provisions of section 209-A of the Act and Section 35 of the Banking Regulation Act, 1949 in regard to the inspection of the books of accounts and other books and papers of the Company, by the Registrar of Companies or by such officer of the Government as may be authorised by the Central Government in this behalf, or by the officers of the Reserve Bank of India, as the case may be.

	198.	The Board of Directors shall lay before each Annual General Meeting a Profit and Loss Account for the financial year of the Company and Balance Sheet made up as at the end of the financial year which shall be date which shall not precede the day of the meeting by more than six months or where an extension of time has been granted by the Registrar of Companies under the provisions of the Act by more than six months from the date of extension so granted.		Authentication of Balance Sheet and Profit and Loss Account

	199.	(a)	Subject to the provisions of section 211 of the Act every Balance Sheet and Profit and Loss account of the Company, shall be in the form set out in Schedule III of the Banking Regulation Act 1949, or as near thereto as circumstances admit and the requirements of the Companies Act, 1956, relating to the Balance Sheet and Profit and Loss Account of the Company, shall in so far as they are not inconsistent with the provisions of the Banking Regulation Act, 1949, apply to the Balance Sheet and Account as the case may be of the Company.	Profit and Loss Account to be annexed and Auditors Report to be attached to the Balance Sheet

			In case of Central Government by notification specifies some other form or forms in which the Balance Sheet and the Profit and Loss Account of the Company shall be drawn, then the Company shall adopt such form of the Balance Sheet and the Profit and Loss Account.

		(b)	So long as the Company is a holding Company, it shall conform to section 212 and other applicable provisions of the Act.	Board’s Report to be attached to the Balance Sheet

		(c)	The Balance Sheet and the Profit and Loss Account shall be approved by the Board of Directors before they are signed on behalf of the Board in accordance with the provision of this Articles and before they are submitted to the Auditors for their report thereon.

	200.	(1)	Every Balance Sheet and every Profit and Loss Account of the Company shall be signed on behalf of the Board of Directors by its Manager or Secretary, if any and by not less than three Directors of the Company, one of whom shall be a Whole-time Chairman or a Managing Director, if there is one.

		(2)	When the number of Directors for the time being in India, are less than three, then the Balance sheet and Profit and Loss Account shall be signed by all the Directors and in such a case there shall be signed by all the directors and in such a case there shall be attached to the Balance Sheet and the Profit and Loss Account a statement signed by them or him explaining the reason for non-compliance with the provisions of the Clause (1) above.

	201.	The Profit and Loss Account shall be annexed to the Balance Sheet and the Auditors Report (including the Auditor’s separate, special or supplementary reports, if any) shall be attached thereto.

	202.	(1)	Every Balance Sheet laid before the Company in General Meeting shall have attached to it a report by the Board of Directors with respect to (a) the state of the Company’s affairs, (b) the amounts if any, which it proposes to carry on to any Reserve in such Balance Sheet, (c) the amount if any which it recommends to be paid by way of dividend, (d) material changes and commitments, if any, affecting the financial position of the Company which have occurred between the end of the financial year of the Company to which the Balance Sheet relates and the date of the report.

		(2)	The report shall, so far it is material for the appreciation of the state of the Company’s affairs by its members, and will not in the Board’s opinion be harmful to the business of the Company’s or of any of its subsidiaries, deal with any changes which have occurred during the financial year in the nature of the Company’s business, in the Company’s subsidiaries, if any, or in the nature of the business carried on by them ans6bnd generally in the classes of business in which the Company has an interest.

		(3)	(a)	The Board’s report shall also include a statement showing the name of every employee of the Company who:-

				(i)	if employed throughout the financial year was in receipt of remuneration for that year which, in the aggregate, was not less than the amount prescribed under the Act or the Central Government from time to time : or

				(ii)	if employed for a part of the financial year, was in receipt of remuneration for any part of that year, at a rate which, in the aggregate, was not less than the amount prescribed under that Act or the Central Government from time to time;

				(iii)	if employed, throughout the financial year or part thereof, was in receipt of remuneration in that year, which in the aggaregate or as the case may be at the rate which in the aggregate is in excess of that drawn by a whole-time Chairman or Managing Director or Whole-time Director or Manager and holds by himself or along with his spouse and dependent children not less than 2% of the equity share capital in the company.

			(b)	The statement referred to in clause (a) shall also indicate:

				(i)	whether any such employee is a relative of any Director or manager of the Company and if so, the name of such Director; and

				(ii)	such other particulars as may be prescribed.

Explanation : “Remuneration” has the meaning assigned to it the Explanation to Section 198 of the Act.

Right of Members to copies of Balance Sheet and Auditor’s Report		(4)	The Board shall also give the fullest information and explanations in its report or in cases falling under the proviso to Section 222 of the Act in an addendum to that report, on every reservation, qualification or adverse remark contained in the Auditor’s Report.

		(5)	The Board’s Report and addendum (if any) thereto shall be signed by its Chairman, if he is authorized in that behalf by the Board; and where he is not so authorised shall be signed by such number of Directors as are required to sign the Balance Sheet and the Profit and Loss Account of the Company be virtue of clauses (1) and (2) of Article 202.

		(6)	The Board shall have the right to entrust any person not being a Director with the duty of seeing that the provisions of clause (1) and (3) of this Article are complied with.

Reserve fund	203.	(1)	A copy of every Balance Sheet (including Profit and Loss Account), the Auditor’s Report and every other document required by law to be annexed or attached as the case may be, to the Balance Sheet, which is to be laid before the Company in General Meeting shall be made available for inspection at the registered office of the Company during working hours for a period of 21 days before the date of the meeting.

Appointment of Auditors		(2)	A statement containing the salient features of such document in the prescribed form or the copies of the documents aforesaid, as the Company may deem fit, will be sent to every member of the Company and to every Trustee for the holders of any debentures issued by the Company, not less than twenty-one days before the date of the meeting, as laid down in Section 219 of the Act and all the rest of the provisions of this Section shall apply in respect of matters referred to in this Article. Once at least in every year the accounts of the Company shall be examined and the correctness of the Profit and Loss Account and Balance Sheet ascertained by an Auditor/Auditors to be appointed as herein provided.

	204.	The Company shall create a Reserve Fund and shall out of the balance of profit of each year as disclosed in the profit and loss account and before any dividend is declared, transfer to the reserve fund a sum equivalent to not less than twenty per cent of such profit or such other percentage as may be notified by any Regulatory Agencies.

	205.	(1)	The Company at the Annual General Meeting in each year shall, with the previous approval of the Reserve Bank of India, appoint an Auditor or Auditors to hold office from the conclusion of that meeting until the conclusion of the next Annual General Meeting and shall within seven days of the appointment, give intimation thereof to every Auditor so appointed. Provided that before any appointment or re-appointment of Auditor or Auditors is made by the Company at any Annual General Meeting, a written certificate shall be obtained from the Auditor or Auditors proposed to be so appointed to the effect that the appointment or re-appointment, if made, will be in accordance with the limits specified in sub-section (1B) of Section 224 of the Act.

(a) At any Annual General Meeting a retiring Auditor, by whatsoever authority appointed, shall be re-appointed unless.

(b) he is not qualified for re-appointment

(c) he has given the Company notice in writing of his unwillingness to be reappointed;

(d) a resolution has been passed at that meeting appointing somebody instead of him or providing expressly that he shall not be re-appointed: or

(e) where notice has been given of an intended resolution to appoint some person or persons in the place of a retiring auditor, and by reason of the death, incapacity, or disqualification of that person or of all the persons, as the case may be, the resolution cannot be proceeded with .

		(2)	Where at an Annual General Meeting no Auditor is appointed or re-appointed, the Central Government may appoint a person to fill the vacancy.	Qualifications and Disqualifications of Auditors

	(3)	The Company shall, within seven days of the Central Government’s power under clause (3) becoming exercisable, give notice of that fact to that Government.	Remuneration of Auditors

	(4)	Subject to the provisions of provisions of the Banking Regulation Act, 1949, the Board of Directors may fill any casual vacancy in the office of the Auditors, but while any such vacancy continues, the remaining Auditor or Auditors (if any) may act, but where such vacancy is caused by the resignation of an Auditor, the vacancy shall only be filled by the Company in General Meeting. Any Auditor appointed in a casual vacancy shall hold office until the conclusion of the next Annual General Meeting.	Rights and Duties of Auditors

	(5)	A person, other than a retiring Auditor, shall not be capable of being appointed at an Annual General Meeting unless special notice of a resolution for appointment of that person to the office of an Auditor has been given by a member to the Company not less than fourteen days before the meeting in accordance with Section 190 of the Act, and the other provisions of Section 225 of the Act shall apply in the matter.

The provisions of this clause shall also aply to a resolution that a retiring auditor shall not be re-appointed.

206.	(1)	The persons qualified for appointment as Auditor shall be only those referred to in sub-sections (1) and (2) of Section 226 of the Act.

	(2)	The persons mentioned in sub-section (3) of Section 226 of the Act shall be qualified for appointment as Auditors of the Company.

207.	The remuneration of the Auditors of the Company shall be fixed by the Company in General Meeting or in such manner as the Company in General Meeting may determine except that the remuneration of any Auditors appointed to fill any casual vacancy may be fixed by the Directors.

208.	(1)	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

	(2)	All notices of and other communications relating to any General Meeting of a Company which any member of the Company is entitled to have sent to him shall also be forwarded to the Auditor of the Company; and the Auditor shall be entitled to attend any General Meeting and to be heard at any General Meeting which he attends on any part of the business which concerns him as Auditor.

	(3)	The Auditor shall make a report to the members of the Company on the accounts examined by him and on every Balance Sheet and Profit and Loss Account, and on every other document declared by the Act to be part of or annexed to the Balance Sheet or Profit and Loss Account which are laid before the Company in General Meeting, during his tenure of office, and the report shall state whether, in his opinion and to the best of his information and according to the explanation given to him and the said accounts give the information required by the Act in the manner so required and give a true and fair view :-

(i) in the case of the Balance Sheet the state of the Company’s affairs as at the end of its financial year, and

(ii) in the case of the Profit and Loss Account, of the profit or loss for its financial year.

	(4)	The Auditor’s Report shall also state :-

(a) Whether he has obtained all the information and explanations which to the best of his knowledge and belief were necessary for the purposes of his audit;

	(b)	Whether in his opinion, proper books of accounts as required by law have been kept by the Company so far as appears from his examination of those books, and proper returns adequate for the purposes of his audit have been received from branches not visited by him;

	(c)	Whether the report on the accounts of any branch office audited under Section 228 by a person other than the Company’s Auditor has been forwarded to him as required by clause © of sub-section (3) of that Section and how he has dealt with the same in preparing the Auditor’s Report;

	(d)	Whether the Company’s Balance Sheet and Profit and Loss Account dealt with the report are in agreement with the books of account and returns;

	(e)	Whether or not the information and explanations required by him have been found to be satisfactory;

	(f)	Whether or not the transactions of the Company which have come to his notice have been within the powers of the Company;	Audit of Branch Offices

	(g)	Whether or not the returns received from branch offices of the Company have been found adequate for the purpose of his audit;	Reading and Inspection of Auditor’s Report

	(h)	whether or not the profit and loss account shows a true balance of profit or loss for the period covered by such account;	When account to be deemed conclusive

	(i)	any other matter, which he considers should be brought to the notice of the shareholders of the Company. (5) where any of the matters referred to in clause (I) and (ii) of sub-section (2) of Section 227 of the Act, or in clauses (a), (b), (bb) and (c) of sub-section (3) of Section 227 of the Act or sub-clauses 4 (a) to 4 (i) hereof is answered in the negative or with a qualification, the Auditor’s Report shall state the reason for the answer. (6) The accounts of the Company shall not be deemed as not having been, and the Auditor’s Report shall not state that those accounts have not been, properly drawn up on the ground merely that the Company has not disclosed certain matters if :-	How documents to be served on members

(a) those matters are such as the Company is not required to disclose by virtue of any provisions contained in the Act or any other enactment, and

(b) those provisions are specified in the Balance Sheet and Profit and Loss Account of the Company.

209.	The Company shall comply with the provisions of Section 228 of the Act in relation to the audit of the accounts of branch offices of the Company except to the extent to which any exemption may be granted by the Central Government in the behalf.

210.	The Auditor’s Report shall be read before the Company in General Meeting and shall be open to inspection by any member of the Company.

211.	Every account when audited and approved by a General Meeting shall be conclusive except as regards any error discovered therein within three months next after the approval thereof. Wherever any such error is discovered within that period the account shall forthwith be corrected and hence forth shall be conclusive.

	DOCUMENTS AND SERVICE OF DOCUMENTS			Service on members having no registered address

	212.	(1)	A Document (which expression for this purpose shall be deemed to include and shall include any summons, notice, requisition, process, order, judgment, or any other document in relation to or in the winding up of the Company) may be served or sent by the Company on or to any member either personally or by sending it by post to him to his registered address of (if he has no registered address in India) to the address if any within India supplied by him to the Company for the giving of notices to him.	Service on persons acquiring shares on death or insolvency of members

		(2)	Where a document is sent by post :-

(a) service thereof shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the document; Provided that where a member has intimated to the Company in advance that documents should be sent to him under certificate of posting or by registered post with or without acknowledgment due and has deposited with the Company a sum sufficient to defray the expenses of doing, so service of the document shall not be deemed to be effected unless it is sent in the manner intimated by the member; and

(b) such service shall be deemed to have been effected-

(i) in the case of a notice of a meting, at the expiration of forty-eight hours after the letter containing the notice is posted, and (iii) in any other case, at the time at which the letter would be delivered in the ordinary course of post.

	213.	If a member has no registered address in India and has not supplied to the Company an address within India for the giving of notices to him, a document advertised in a newspaper circulating in the neighborhood of the registered office of the Company shall be deemed to be duly served on him on the day on which the advertisement appears.

Persons entitled to notice of General Meeting	214.	A document may be served by the Company on the persons entitled to a share in consequence of the death or insolvency of a member by sending it through the post in a pre-paid letter addressed to them by name or by the title of representatives of the deceased or assignee of the insolvent or by any like description at the address (if any) in India supplied for the purpose by the persons claiming to be so entitled or (until such an address has been so supplied) by serving the document in any manner in which it might have been served if the death or insolvency had not occurred.

	215.	Subject to the provisions of the Act, and these Articles notice of General Meeting shall be given to ;-

Advertisement		(i)	members of the Company as provided by Article 82 in any manner authorized by Articles 212, and 213 as the case may be or as authorised by the Act;

		(ii)	the persons entitled to a share in consequence of the death or insolvency of a members as provided by Article 214 or as authorised by the Act;

Members bound by document given previous to holders		(iii)	the Auditor or Auditors for the time being of the Company, in any manner authorized by Article 86 or by the Act in the Act in the case of any member or members of the Company.

How notice to be signed	216.	Subject to the provision of the Act any document required to be served or sent by the Company on or to the members, or any of them and not expressly provided for by these presents, shall be deemed to be duly served or sent if advertised once in an English daily and in a vernacular daily newspaper circulating in the city or town where the registered office of the Company is situated.

Notice to joint holders	217.	Every person who by operation of law, transfer, otherwise whatsoever , shall become entitled to any share shall be bound by every document in respect of such share which, previous to his name and address being entered in the Register has been duly served on or sent to the person from whom he derives his title to such share.

Distribution of assets	218.	The signature to any notice to be given by the Company may be written, typed or printed.

	219.	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder named first in the Register in respect of that share. Several executors or administrators of a deceased shareholder shall be deemed to be jointly entitled for the purpose of this Article.

		WINDING UP

Distribution in specie or kind	220.	If the Company shall be wound up, and the assets available for distribution amongst the members as such shall be insufficient to repay the whole of the paid up capital such assets shall be distributed so that as nearly as may , be the losses shall be borne by the members in proportion to the capital paid-up, or which ought to have been paid-up, at the commencement of the winding up, on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the member shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital paidup or which ought to have been paid up on the shares held by them respectively, at the commencement of the winding up. But this Article is without prejudice to the rights of the holders of shares issued upon special terms and conditions.	Rights of shareholders in case of sale

	221.	(1) If the Company shall be wound up, whether voluntarily or otherwise, the liquidators may, with the sanction of a special resolution, divide amongst the contributories, in specie or kind, any part of the assets of the Company and may, with the like sanction, vest any part of the assets of the Company in trustees upon such trusts for the benefit of the contributories, or any of them, as the liquidators shall think fit.	Indemnity

		(2) If thought expedient, any such division may, subject to the provisions of the Act be otherwise than in accordance with the legal rights of the contributories (except where unalterably fixed by the Memorandum of Association ) and in particular any class may be given preferential or special rights or may be excluded altogether or in part but in case any division otherwise than in accordance with the legal rights of the contributories shall be determined, any contributory who would be prejudiced thereby shall have a right to dissent and consequential rights provided in Section 494 of the Act as if such determination were a special resolution passed pursuant to the said Section of the Act.

		(3) In case any shares to be divided as aforesaid involve a liability to calls or otherwise any person entitled under such division to any of the said shares any within seven days after the passing of the special resolution by notice in writing direct the liquidators to sell his shares and pay him his portion of the net proceeds and the liquidators shall if practicable act accordingly.	Directors and other officers not responsible for acts of others

	222.	A Special resolution sanctioning a sale to any other company duly passed pursuant to Section 494 of the Act may subject to the provisions of the Act in like manner as aforesaid determine that any shares or other consideration receivable by the liquidators be distributed amongst the members otherwise than in accordance with their existing rights and any such determination shall be binding upon all the members subject to the rights of dissent and consequential rights conferred by the said Section.

INDEMNITY

223.	Subject to the provisions of Section 201 of the Act, every Director, Manager, and every other officer or servant of the Company shall be indemnified by the Company against all costs, losses and expenses which any such Director, Manager, officer or servant may incur or become liable to by reason of any contract entered into or act or thing done by him as such Director, Manager, Officer or servant or in any way in the discharge of his duties including expenses, and it shall be the duty of Directors to pay the same out of the funds of the Company; and in particular, and so as not to limit the generality of the foregoing provisions every Director, Manager and every other office or servant of the Company shall be indemnified by the Company against all liabilities incurred by him as such Director, Manager, Officer or Servant, in defending any proceedings, whether civil or discharged or in connection with any application under Section 633 of the Act in which relief is granted by the Court, and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company.	Secrecy

224.	Subject to the provisions of Section 201 of the Act no Director, Managing or Whole time Director or other Officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or for joining in any respect of other act for conformity or for any loss or expenses happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortuous act of any person, Company or corporation with whom any moneys, securities or effects shall be entrusted or deposited or for any loss occasioned by any error of judgment, omission or default or oversight on his part or for any other loss or damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same happens through his own dishonesty.

SECRECY CLAUSE

225.	No member shall be entitled to inspect the Company’s books or establishment without the permission of the Board or require discovery of any matter which is or may be in the nature of trade secret, mystery of trade or secret process, which may relate to the conduct of the business of the Company and which in the opinion of the Board it will not be expedient in the interests of the members of the Company to communicate to the public.

226.	The Provisions of the Banking regulation Act, 1949, as in force from time to time shall over-ride the provisions of the Memorandum and Articles of Association of the Company.

We, the several persons, whose names and addresses and description are hereunder subscribed are desirous of being formed into a Company in pursuance of these Articles of Association, and we respectively agree to take the numbers of shares in the capital of the Company set opposite our respective names.

Sr No	Name of addresses, descriptions & occupations of the subscribers with their Signatures	Number of Equity Shares taken by each subscriber	Name, addresses and description of witness with their Signatures
1.	S/d. Mr Deepak Shantilal Parekh S/O Late Mr Shantilal T Parekh 3 Bhaveshwat Sagar 20 Nepean Sea Road Bombay 400 036 - Services -	10 (Ten)	S/d. Susir Kumar M S/o Late Mr. K.S.Rao B-2/10 Runwal Nagar Thane (W) 400 602 - Service -
2.	S/d. Mr Deepak Madhav Satwalekar S/O Mr Madhav S. Satwalekar 9 Nutan Alka Coop Hsg. Society Relief Road, Santacruz-(West) Bombay 400 025 - Services -	10 (Ten)
3.	S/d. Mr. Shobha Singh Thakur S/O Late Mr Rajaran S Thakur A/62, Ocean Gold Twin Towers Lane, Prabhadevi Bombay 400 025 - Services -	10 (Ten)
4.	S/d. Mr. Suryakant Nanalal Shroff S/O Lte Mr Nanalal K Shroff Victor Villa, 1st Floor 5, Babulnath Road Bombay 400 007 - Service -	10 (Ten)
5.	S/d. Mr. Satish Gordnandas Mehta S/O Late Mr Gordnandes Mehta 39/4 Walchand Terraces Opp Airconditioned Market Tardeo, Bombay 400 025 - Service -	10 (Ten)
6.	S/d. Mr. Milind Gajanan Barve S/O Mr Gajanan D Barve 604 Udyan Warshan Prabhadevi Bombay 400 025 - Service -	10 (Ten)
7.	S/d. Mr Joseph Conrad D’Souza S/O Mr Diago Cajetan D’Souza 17/23 MHB Colony Bandra Reclamation Bombay 400 050 - Service -	10 (Ten)
(70) (Seventy)

Bombay, Dated 9th August, 1994.

Resolution passed at the Extraordinary General Meeting held on October 24, 1994

“RESOLVED THAT pursuant to Section 31 and all other applicable provisions, if any, of the Companies Act, 1956 and subject to such approvals as may be necessary, the Articles of Association of the Company be and they are hereby altered as under:

I.	Article 55(b) and Article 55 (c) be deleted and Article 55 (a) be renumbered as Article

II.	Article 74 be deleted.

III.

Article 135 be amended by deleting the words” public company or a private Company which is a subsidiary of a public company” appearing in the first and second line of clause (ii) of the Article and substituting therewith the words ‘body corporate’.

IV.	Article 145 be deleted and the following Article is substituted in place therefor:

145.

The Chairman may at any time and the Secretary or such other officer of the Company as authorised, shall, upon the request of any Director, convene a meeting of the Board of Directors, Notice of every meeting of the Directors shall be given in writing to every Director at his usual address in India and, in the case of any Director residing abroad, such notice shall also be given by fax or telex such Director’s fax or telex to number abroad.

V.	Article 151 be deleted and the following Article is substituted threfor:

151.

No resolution shall be deemed to have been passed by the Board or by a Committee thereof by circulation, unless (a) the resolution has been circulated in draft together with the necessary papers, if any, to all the Directors or to all the members of the Committee at their usual address in India, and in the case of any Director residing abroad, such papers shall also be transmitted by fax or telex to number abroad, and (b) the resolution has been approved by majority of Directors or members of the Committee who are entitled to vote on the resolution.

VI.	Article 160 (m) be deleted and the following Article is substituted in place therefor.

160 (m) To execute in the name and on behalf of the Company in favour of any Director or other person who may incur or be about to incur any personal liability whether as principal or surety, for the benefit of the Company, such guarantee or indemnity as it thinks fit.”